UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.   )
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Commission File No. 0-20572
PATTERSON COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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1031 Mendota Heights Road
St. Paul, Minnesota 55120
August 2, 2024
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 16, 2024. This year’s annual meeting will be conducted as a virtual meeting of shareholders, a format that we continue to believe provides expanded access, improved communications and cost savings to our shareholders and our company. Instructions regarding virtual attendance are set forth in the notice below. Shareholders attending the virtual annual meeting online will be able to listen to the meeting live, submit questions and vote.
The annual meeting will be held for the following purposes: (1) to vote for the election of nine directors, (2) to vote upon an advisory proposal concerning our executive compensation, and (3) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2025. I encourage you to vote for the nominees for director, for advisory approval of our executive compensation program, and for ratification of the selection of Ernst & Young LLP.
Whether or not you expect to attend the virtual annual meeting online, it is important that your shares be represented and voted. After reading this proxy statement, please promptly vote and submit your proxy. You may vote through the Internet, by telephone, by requesting, signing and returning a proxy card, or online during the virtual annual meeting. Your vote is important.
Very truly yours,
PATTERSON COMPANIES, INC.

Donald J. Zurbay
President and Chief Executive Officer

Notice of Annual Meeting
of Shareholders to be Held
September 16, 2024
PATTERSON
COMPANIES, INC.

1031 Mendota Heights Road
St. Paul, Minnesota 55120

Date & Time
Virtually at 4:30 p.m., Central Time,
Monday, September 16, 2024

Location
Audio webcast at
www.virtualshareholdermeeting.com/
PDCO2024

Record Date
Only shareholders of record at the close of business on July 19, 2024 are entitled to notice of, and to vote at, the virtual annual meeting
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of PATTERSON COMPANIES, INC., a Minnesota corporation, will be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 16, 2024, or at any adjournment or postponement thereof. You will be able to attend the annual meeting online, listen to the meeting live, submit questions and vote by visiting www.virtualshareholdermeeting.com/PDCO2024 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
Voting Matters
The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1	To elect nine directors to have terms expiring in 2025, and until their successors shall be elected and duly qualified;
2	To consider and vote upon an advisory proposal concerning our executive compensation program;
3	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2025; and
4	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,

Les B. Korsh
Chief Legal Officer and Corporate Secretary
St. Paul, Minnesota
August 2, 2024
Even though you may plan to participate in the meeting online, please vote by telephone or the Internet, or, if you request printed copies of the proxy materials by mail, execute the proxy card and mail it promptly. Telephone and internet voting information is provided on the notice mailed to you or in this proxy statement. Proxies may be revoked at any time before they are exercised. If you participate in the virtual meeting, you may revoke your proxy and vote your shares electronically during the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 16, 2024
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2024 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at www.proxyvote.com.

Proxy Statement Summary
This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.
Annual Meeting of Shareholders
•	Time and Date: Virtually at 4:30 p.m., Central Time, Monday, September 16, 2024
•	Place: Audio webcast at www.virtualshareholdermeeting.com/PDCO2024
•	Record Date: Close of business on July 19, 2024
•	Voting: Shareholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals
Voting Matters and Recommendations
	Items of Business	Board Recommendation	Page
1	Election of the nine director nominees to serve one-year terms.	“FOR” Each Nominee	4
2	Advisory approval of executive compensation.	“FOR”	33
3	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.	“FOR”	69
Director Nominees
					Committee Memberships
Name	Primary Occupation	Age	Director Since	Independent	A&F	C&HC	G&N	COM
John D. Buck	Chairman of the Board Chief Executive Officer of Whitefish Ventures, LLC	74	2006
Meenu Agarwal	Director Senior Vice President and General Manager of Equifax Workforce Solutions	57	2023
Alex N. Blanco	Director Former Executive Vice President and Chief Supply Chain Officer of Ecolab Inc.	63	2017
Jody H. Feragen	Director Former Executive Vice President and Chief Financial Officer of Hormel Foods Corporation	68	2011
Robert C. Frenzel	Director Chairman, President and Chief Executive Officer of Xcel Energy Inc.	53	2018
Philip G.J. McKoy	Director Enterprise Lead, Services & Integration at Optum	51	2021
Neil A. Schrimsher	Director President and Chief Executive Officer of Applied Industrial Technologies, Inc.	60	2014
Pamela J. Tomczik	Director Senior Vice President, Treasurer and Corporate Development of Target Corporation	50	2024
Donald J. Zurbay	Director President and Chief Executive Officer of Patterson Companies, Inc.	57	2022
A&F = Audit and Finance Committee; C&HC = Compensation and Human Capital Committee;
G&N = Governance and Nominating Committee; COM = Compliance Committee
1 2024 Proxy Statement

Nominee Highlights

Data regarding nominees is as of July 19, 2024. After 20 years of dedicated service to our Board, pursuant to the tenure limitation described in our Corporate Governance Guidelines, Ellen A. Rudnick will not be standing for re-election at the 2024 annual meeting of shareholders.
Our Corporate Governance Highlights
Independent Oversight
• All directors, including our Board Chair, are independent except for our CEO
• Our Board Committees – Audit and Finance, Compensation and Human Capital, Governance and Nominating and Compliance – are composed entirely of independent directors
• Each Board Committee has a charter available on our website and its own chairperson
• Regular executive sessions of independent directors at Board meetings (chaired by the independent Board Chair) and Committee meetings (chaired by the independent Committee chairs) are conducted without management present
• Board and Committees provide oversight of our strategy, human capital management and risk management – including environmental, social and governance (“ESG”) risks and cybersecurity

Board Selection and Evaluation, and Board Practices
• Annual Board and Committee evaluations and reviews are conducted by our Governance and Nominating Committee; our Board Chair coordinates the Board’s self-assessment and evaluation process
• Our Governance and Nominating Committee identifies Board nominees based on selection criteria
• Continuing director education is provided at least annually on key topics and areas of interest

Shareholder Rights and Director Elections
• We have one class of outstanding shares with each share entitled to one vote
• We have a declassified Board with directors serving one-year terms (all directors are elected annually)
• Any Board nominee who fails to receive an affirmative majority vote in an uncontested election is subject to our director resignation policy

Governance Practices
• Our insider trading policy includes a general prohibition on hedging or pledging Patterson stock
• We have a mandatory clawback policy and our Amended and Restated 2015 Omnibus Plan Incentive Plan (“Omnibus Plan”) contains clawback provisions applicable to plan participants
• We utilize director and executive stock ownership requirements
• A significant portion of director compensation is delivered in the form of equity-based awards
• Our Code of Conduct applies to directors, executives and other employees
• We have in place management development and succession plans and policies
• Our Corporate Governance Guidelines limit director membership on other public company boards
• Management provides ESG reporting to the Board

2 2024 Proxy Statement

Our Executive Compensation Highlights
Our executive compensation programs are designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals, while balancing the long-term interests of shareholders, partners and customers. We accomplish this, in part, by delivering executive pay that includes short-term cash incentives to achieve financial performance objectives and link pay to performance as well as long-term equity incentives to promote an ownership mentality and help ensure shareholder alignment.
Financial results for our fiscal 2024, which ended on April 27, 2024, reflected decreased adjusted operating income and decreased adjusted earnings per share compared to prior year.

The management team drove many positive developments in fiscal 2024; however, financial performance did not exceed our objectives and the overall value of our fiscal 2024 executive compensation package was delivered below the targeted level. Both short-term and long-term incentives were delivered below target, as further described in “Compensation Discussion and Analysis” below.
3 2024 Proxy Statement

Proposal No. 1:
Election of Directors
Nine persons have been nominated for election as directors, all of whom currently serve as directors. Our directors are elected annually, by a majority of the shares represented in person or by proxy and entitled to vote at the meeting, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between or among any of our directors or executive officers.
Our Bylaws provide for a Board of Directors consisting of one or more members, and further provide that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of directors serving at the time the action is taken. Concurrent with our 2024 annual meeting of shareholders, the Board has set the number of directors at nine.
It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that vote against the nominees or abstain from voting on the nominees. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any nominee shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person as the proxies shall, in their discretion, determine. We have no reason to believe that any nominee will not be a candidate or will be unable to serve.
Board Membership Criteria
In carrying out its responsibility to find the best-qualified persons to serve as directors, our Governance and Nominating Committee considers appropriate information with respect to each candidate. These characteristics consist of integrity, high level of education and/or business experience, broad-based business acumen, understanding of our company’s business and industry, strategic thinking and willingness to share ideas, network of contacts, diversity of experiences, expertise and backgrounds among members, balanced representation of the best interests of the company’s shareholders as a whole, and any potential conflicts with the company’s interests.
In addition, prior to nominating an existing director for re-election to our Board, our Governance and Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to our Board; and his or her independence. Pursuant to our Corporate Governance Guidelines, independent directors generally may not stand for election following their attaining the age of 75 or 20 years of service as a director on our Board.
Experience and Attributes of Director Nominees
Our Board of Directors has identified key skills and attributes that are important for effective governance of Patterson. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the Board’s goal of ensuring a comprehensive mix of skills and attributes are represented, below we capture how the director nominees contribute to both the general skills mix (organized by key attribute), as well as more specialized skills relevant to that attribute. In making this assessment, we considered the experience each director has from work, education, board service on other public companies and engagement in community, civic and business organizations. The below chart summarizes our director qualifications and experience.
4 2024 Proxy Statement

Summary of Director Nominee Qualifications and Experience	John D. Buck	Meenu Agarwal	Alex N. Blanco	Jody H. Feragen	Robert C. Frenzel	Philip G.J. McKoy	Neil A. Schrimsher	Pamela J. Tomczik	Donald J. Zurbay
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.
Extensive Knowledge of Patterson History allows our Board of Directors to learn from our history and what works for our company.
Healthcare Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of shareholder interests.
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.
Operations Experience helps in understanding the balance between efficiency and the highest level of quality controls.
Experience in Human Resources, Culture and Compensation allows directors to help us hire, motivate, and retain the best employees.
Understanding and Previous Work with Technology Solutions allows our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and technology.
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.
Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.
Enterprise Risk Management Experience, including in business continuity and cybersecurity, allows our company to thrive in a rapid-paced market.
5 2024 Proxy Statement

Our Director Nominees
Our Board and Governance and Nominating Committee believe that each of our nominees brings a strong and diverse set of skills, experiences, and perspectives that creates a high-performing Board that is aligned with our business strategy, and that contributes to the effective oversight of Patterson. The ages, principal occupations, directorships held, and other information about our nominees are shown below as of July 19, 2024.
Nominees for Election as Director
Age: 74 Director Since: 2006 Board Committees: Governance and Nominating (Chair), Compliance Independent
John D. Buck
Experience
Mr. Buck serves as our non-executive Chairman of the Board. Mr. Buck is the principal owner of Whitefish Ventures, LLC, a family investment fund. He has been its Chief Executive Officer since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. From 1996 to 2000, he worked for Fingerhut Companies, Inc. with his last assignment as President and Chief Operating Officer, and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., including a four-year international posting, and most recently serving as Vice President of Administration.
Other Board Service
Mr. Buck is Chairman of the Board of Directors of Medica, served as a director of Evine Live, Inc. from 2004 to 2015, and served as a director of Round River Research from 2017 to 2021.
Qualifications
Mr. Buck brings financial, strategic and leadership experience, including health benefit plan experience, to our Board.

6 2024 Proxy Statement

Age: 57 Director Since: 2023 Board Committees: Audit and Finance Independent
Meenu Agarwal
Experience
Ms. Agarwal has served as Senior Vice President and General Manager for Equifax Workforce Solutions, a business unit of Equifax Inc., an American multinational consumer credit reporting agency, since January 2024. From May 2022 to January 2024, Ms. Agarwal served as Group Senior Vice President, Customer Experience and Success of Workday, Inc., which is a leading provider of enterprise cloud applications for finance and human resources. Prior to joining Workday, she served as Executive Vice President, Customer Success and Services for Automation Anywhere, Inc., which provides an intelligent automation and process intelligence platform, from March 2022 to April 2022. Prior to Automation Anywhere, she was Senior Vice President and General Manager of Customer Success of VMware, Inc., a multi-cloud platform provider, from July 2020 to March 2022, and Vice President, Global Customer Services for HubSpot, Inc., an entity that uses its cloud-based customer relationship management platform to help scaling companies deliver outstanding customer experience, from January 2020 to June 2020. From June 2008 to December 2019, Ms. Agarwal held numerous roles across IBM, which creates value for clients by helping them leverage the power of hybrid cloud and artificial intelligence, including Global Client Success Leader for IBM’s Security Software Unit from July 2017 to December 2019, Global Director, Worldwide Sales for IBM’s Information Lifecycle Governance Unit, and Business Unit Executive for Enterprise and Midmarket in IBM’s Software Sales Group. Prior to IBM, Ms. Agarwal held managerial roles at Open Text Corporation, Vignette Professional Services and Oracle Systems.
Qualifications
Ms. Agarwal brings sales, customer experience and success, field operations, channel partner, and professional services organization experience to our Board.

7 2024 Proxy Statement

Age: 63 Director Since: 2017 Board Committees: Compensation and Human Capital (Chair), Governance and Nominating, Compliance Independent
Alex N. Blanco
Experience
Mr. Blanco served as Senior Vice President and Chief Supply Chain Officer for Baxter International, a leading provider of products to treat hemophilia, kidney disease, immune disorders and other chronic and acute medical conditions, from March 2020 to June 2020. From January 2013 to March 2020, Mr. Blanco served as Executive Vice President and Chief Supply Chain Officer for Ecolab Inc., a global leader in water, hygiene and energy technologies and services that protect people and vital resources. From 1982 to 2012, Mr. Blanco held senior management positions at Procter & Gamble Co. (“P&G”), with his last position as Vice President Product Supply Global Beauty Sector. In his previous roles, he led the supply chain in other key P&G divisions and also had international assignments, in which Mr. Blanco was based outside of the United States from 1990 to 2004, having spent ten years in South America and four years in Europe, and during which time he had responsibility for Central and Eastern Europe, the Middle East and Africa.
Other Board Service
Since May 2022, Mr. Blanco has served as a director, including current service as a member of the safety committee and governance committee, of Cascades, a Canadian company that produces, converts and markets packaging and tissue products composed mainly of recycled fibres, and as a director on the advisory board of Schleich, a German company that makes detailed, authentic animal figures. Mr. Blanco has also served as a director of Trison Wells, a full-service liquid filling contract manufacturer, since June 2021. Mr. Blanco served as a director of YMCA of the Greater Twin Cities from June 2015 to March 2020.
Qualifications
Mr. Blanco brings extensive supply chain and international experience to our Board.

Age: 68 Director Since: 2011 Board Committees: Audit and Finance, Compensation and Human Capital Independent
Jody H. Feragen
Experience
Ms. Feragen served as Executive Vice President and Chief Financial Officer of Hormel Foods Corporation, a multinational marketer and manufacturer of brand name food and meat products, from November 2010 to October 2016. Ms. Feragen served as Hormel’s Senior Vice President and Chief Financial Officer from January 2007 to October 2010 and Hormel’s Vice President (Finance) and Treasurer from October 2005 to December 2006.
Other Board Service
Ms. Feragen served on Hormel’s board of directors from 2007 to 2016. Since September 2015, Ms. Feragen has served as a director, including current service as chair of the audit committee, of Graco Inc., a supplier of technology and expertise for the management of fluids in both industrial and commercial applications.
Qualifications
Ms. Feragen brings extensive experience in public company financial management to our Board.

8 2024 Proxy Statement

Age: 53 Director Since: 2018 Board Committees: Audit and Finance (Chair), Governance and Nominating Independent
Robert C. Frenzel
Experience
Mr. Frenzel has served as Chairman, President and Chief Executive Officer of Xcel Energy, Inc. (“Xcel Energy”) since December 2021. Mr. Frenzel was previously President and Chief Executive Officer of Xcel Energy, a position he held from August 2021 to January 2022. He also served as President and Chief Operating Officer from March 2020 to August 2021, where he was responsible for Xcel Energy’s four utility operating companies, along with the transmission, distribution and natural gas businesses. From May 2016 to March 2020, Mr. Frenzel served as Executive Vice President and Chief Financial Officer of Xcel Energy. From February 2012 to April 2016, Mr. Frenzel served as Senior Vice President and Chief Financial Officer of Luminant, a subsidiary of Energy Future Holdings Corp. (“EFHC”). From February 2009 to February 2012, he served as Senior Vice President for Corporate Development, Strategy and Mergers and Acquisitions for EFHC. In April 2014, EFHC, the majority of its subsidiaries, including Texas Competitive Energy Holdings (“TCEH”), the parent company of Luminant, filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code. TCEH emerged from Chapter 11 in October 2016. Earlier in his career, Mr. Frenzel advised corporate clients on strategic and financial transactions as a Vice President in the Investment Banking Division at Goldman Sachs, and consulted in the strategy, finance, and economics practice at Arthur Andersen. Mr. Frenzel also served in the United States Navy for six years as a nuclear engineering officer and weapons officer, and was promoted to lieutenant commander in the Navy Reserve following active duty.
Qualifications
Mr. Frenzel brings public company executive management, supply chain, strategic merger and acquisition, system implementation and risk management experience to our Board.

9 2024 Proxy Statement

Age: 51 Director Since: 2021 Board Committees: Audit and Finance, Compliance Independent
Philip G.J. McKoy
Experience
Mr. McKoy has served as Enterprise Lead, Services & Integration at Optum, the health technology and services business of UnitedHealth Group, since February 2023. In his current role, Mr. McKoy is responsible for both Enterprise Shared Services and Enterprise Integration Services. From May 2021 to February 2023, he served as Chief Information Officer of Optum, where he was responsible for accelerating digital adoption among everyone UnitedHealth Group serves. Previously, he served as interim Chief Executive Officer for RallyHealth, Executive Vice President for Digital Transformation at UnitedHealth Group, and Chief Information Officer of UnitedHealthcare. Prior to joining UnitedHealth Group in 2016, Mr. McKoy served as Senior Vice President and Chief Information Officer for Global Loyalty Solutions at Aimia Inc., a data-driven marketing and loyalty analytics company. Before joining Aimia, he served in various roles at Target Corporation, including as Vice President of Target.com where he was responsible for leading the customer-facing digital experience. Earlier in his career, Mr. McKoy advised companies on technology-enabled business strategies as a Senior Manager for Accenture.
Other Board Service
Mr. McKoy served as a director of TrueCar from October 2018 through December 2021.
Qualifications
Mr. McKoy brings extensive experience in deploying technology and leading digital transformations at customer-focused companies to our Board.

Age: 60 Director Since: 2014 Board Committees: Compliance (Chair), Compensation and Human Capital, Governance and Nominating Independent
Neil A. Schrimsher
Experience
Mr. Schrimsher has served as Chief Executive Officer of Applied Industrial Technologies, Inc., one of North America’s largest industrial distributors, since October 2011 and was also elected its President in August 2013. From January 2010 to August 2011, Mr. Schrimsher was Executive Vice President of Cooper Industries, a global electrical products manufacturer, where he led multiple businesses in Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives. Mr. Schrimsher joined Cooper Industries in May 2006 as the President of Cooper Lighting. Mr. Schrimsher’s other experience includes senior leadership positions for Siemens Energy & Automation, part of Siemens AG, the global electronics and electrical engineering company. He began his career at General Electric Company and rose through a succession of positions in GE Lighting.
Other Board Service
Mr. Schrimsher has served as a director of Applied Industrial Technologies, Inc. since October 2011.
Qualifications
Mr. Schrimsher brings wholesale distribution and executive leadership experience to our Board.

10 2024 Proxy Statement

Age: 50 Director Since: 2024 Board Committees: Audit and Finance
Pamela J. Tomczik
Experience
Ms. Tomczik has served as Senior Vice President, Treasurer and Corporate Development of Target Corporation since October 2022. In her current role, Ms. Tomczik is responsible for capital structure, liquidity, shareholder distribution strategies, banking operations and cash management, and she leads all acquisitions, enterprise partnerships, divestitures and equity investments. From 2014 to October 2022, Ms. Tomczik served as Vice President, Corporate Development of Target. Prior to joining Target, Ms. Tomczik held several leadership positions at Thomson Reuters, including Vice President of Corporate Development. Prior to Thomson Reuters, Ms. Tomczik was a corporate attorney, serving in corporate counsel roles at Travelers and Andersen Corporation.
Qualifications
Ms. Tomczik brings experience in finance, strategy and corporate development to our Board.

Age: 57 Director Since: 2022 Board Committees: None President and Chief Executive Officer
Donald J. Zurbay
Experience
Mr. Zurbay became our President and Chief Executive Officer in October 2022. Mr. Zurbay previously served as our Chief Financial Officer from June 2018 through October 2022. Prior to that, Mr. Zurbay served as Vice President and Chief Financial Officer at global medical device manufacturer St. Jude Medical, Inc. from August 2012 through the January 2017 acquisition of St. Jude Medical by Abbott Laboratories. At St. Jude Medical, Mr. Zurbay was responsible for all accounting, financial and business development activities. He joined St. Jude Medical in 2003 and held various leadership positions, including Director of Finance and Vice President and Corporate Controller. Prior to joining St. Jude Medical, Mr. Zurbay worked at PricewaterhouseCoopers for five years as an Assurance and Business Advisory Services Senior Manager. Before joining PricewaterhouseCoopers, he was a General Accounting Manager at The Valspar Corporation. Mr. Zurbay started his career at Deloitte & Touche as an auditor in 1989.
Other Board Service
Mr. Zurbay served as a director of Avedro, Inc. from its February 2019 initial public offering through its November 2019 sale. He has served as a director of Silk Road Medical, Inc. since March 2018 and as a director of Sight Sciences, Inc. since July 2020.
Qualifications
Mr. Zurbay brings strategic and leadership experience, including healthcare experience, to our Board.

11 2024 Proxy Statement

Board Diversity
Our current directors represent a diverse range of experience and backgrounds, and come together to govern Patterson as an effective whole. Our Governance and Nominating Committee focuses on recruiting and recommending candidates to complement current director demographics. Self-identified gender, racial and ethnic background data for our directors as of July 19, 2024 appears in the charts below.

Our Governance and Nominating Committee is committed to building a Board with diverse experiences and backgrounds. Our Corporate Governance Guidelines state that Board membership should reflect diversity of experiences, expertise and backgrounds among members. Additionally, the charter of our Governance and Nominating Committee states that the committee will advise the Board on matters of diversity including race, gender and culture and recommend, as necessary, measures contributing to a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise.
Board Diversity Matrix as of July 19, 2024
Total Number of Directors: 10	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	2	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Pursuant to the tenure limitation described in our Corporate Governance Guidelines, Ms. Rudnick will not be standing for re-election at the 2024 annual meeting of shareholders.
12 2024 Proxy Statement

Director Nomination Process
To submit a recommendation of a director candidate to our Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to our Chairman of the Board, care of our Corporate Secretary, at the main office of Patterson Companies, Inc.:
•	The name of the person recommended as a director candidate;
•
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation 14A;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
•
As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of our common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
Our Bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 90 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Chief Legal Officer and Corporate Secretary.
Board Evaluations
In the spirit of our values of excellence and continuous improvement, our Board is committed to regular assessments of itself and its committees. This helps ensure that our Board’s governance and oversight responsibilities are well executed and updated to reflect best practices.
At the end of each quarterly Board meeting, our Board meets in executive session, both with and without our Chief Executive Officer, to discuss whether the meeting’s objectives were satisfied and to identify issues that might require additional dialogue. Each of our Board’s committees also regularly meets in executive session for the same purposes.
Each year, our Board conducts an annual self-evaluation process, which is led by the independent Chairman of our Board and the Governance and Nominating Committee. Each director completes a comprehensive questionnaire evaluating the performance of our Board as a whole and the committee(s) on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and maintain the confidentiality of their responses. The full results are reviewed by the Governance and Nominating Committee and summarized for the full Board, which reviews the results in executive session. Each Board committee also separately reviews the feedback received for such committee in executive session.
We believe this annual evaluation process provides our Board and its committees with valuable insight regarding areas where our Board believes it functions effectively as well as areas where our Board can improve. Recommendations for improvement derived from the annual evaluation process are used to adjust our Board’s future agendas and practices.
13 2024 Proxy Statement

Vote Required
Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.
Recommendation of the Board
Our Board of Directors recommend that you vote FOR the election of each nominee listed above.
14 2024 Proxy Statement

Corporate Governance
We are committed to the values of effective corporate governance and high ethical standards. We believe these values are conducive to long-term performance. We believe our key corporate governance and ethics policies help us manage our business in accordance with the highest standards of business practice and in the best interests of our shareholders.
Our Corporate Governance Guidelines and committee charters help govern the operation of our Board and its committees. These are reviewed at least annually by the Governance and Nominating Committee and the full Board and are updated periodically in response to changing regulatory requirements, evolving practices, and otherwise as circumstances warrant.
Recent Corporate Governance Enhancements
In the spirit of our values of excellence and continuous improvement, our Board is committed to regular assessments of itself and its committees. This helps ensure that our Board’s governance and oversight responsibilities are well executed and updated to reflect best practices.
Our Board regularly evaluates our governance-related practices, taking into account evolving best practices and the needs of our business. During fiscal 2024, we have made the following enhancements:
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We enhanced the responsibilities of the Audit and Finance Committee to include reviewing with management the use of non-GAAP financial measures and earnings press releases before issuance. Additionally, we memorialized the Audit and Finance Committee’s authority to communicate with the Disclosure Committee chair and/or other members of management to understand disclosure-related decision-making processes and determinations. The Audit and Finance Committee now oversees and reviews controls and procedures related to sustainability data and the status of any environmental audit activities. Within the scope of its finance-related responsibilities, we expanded the Audit and Finance Committee’s responsibilities to include reviewing the financial forecast, cash position, ability to access capital markets, debt and credit ratings, and bank and lender relationships. In addition to reviewing with the Chief Legal Officer litigation that may have a material impact on the financial statements, the Audit and Finance Committee also now reviews with the Chief Legal Officer any legal matters that may have a material impact on our financial controls.

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We expanded the responsibilities of the Compensation and Human Capital Committee to include reviewing and discussing with management policies and strategies related to human capital, including workplace health and safety, diversity and inclusion, culture and employee engagement, pay equity, and general approach to broad-based compensation, benefits and employee growth and development. In addition, the Compensation and Human Capital Committee now reviews our employment and workplace conduct practices that relate to our values and desired cultural environment. The Compensation and Human Capital Committee, in addition to reviewing, approving, and overseeing, now enforces and makes determinations under policies relating to the recovery, recoupment or clawback of compensation paid to current and former employees as warranted.

Board Leadership Structure
Our Board of Directors, which elects its Chairman annually by a majority vote, does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and our Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time.
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We currently believe that bifurcating the roles of Chief Executive Officer and Chairman of the Board, as well as the oversight exercised by the independent members of our Board through the work of the committees of our Board discussed below, enables strong and dynamic Board leadership, and effectively allocates authority, responsibility and oversight between management and the independent members of our Board. Our Board has the discretion to combine the roles of Chief Executive Officer and Chairman of the Board in the future if it deems it advisable and in the best interest of our company to do so.
The separation of the Chairman and Chief Executive Officer positions allows our Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee succession planning, the recruitment of new directors, Board committee responsibilities, and other governance matters as further described below under the caption “Role of Non-Executive Chairman,” and our Chief Executive Officer to focus his attention on our business and execution of our company’s strategy. The Chairman also has an important role in the performance evaluation of the Chief Executive Officer, which helps the Governance and Nominating Committee evaluate the most effective Board leadership structure for our company. Our Board believes that these and other activities of the Chairman serve to enhance the independent leadership of the Board in order to provide robust oversight and promote overall Board effectiveness. Mr. Buck has an extensive leadership background, is actively engaged as Chairman on Board matters, and works closely with Mr. Zurbay. Mr. Buck frequently interacts with Mr. Zurbay and other members of management to provide his perspective on important issues facing our company and the informational needs of our Board. In addition to the Governance and Nominating Committee, which he chairs, and the Compliance Committee, where he currently serves as a member, Mr. Buck routinely attends the meetings of our Board’s other committees and frequently communicates with the chairs of those committees and with other independent directors both inside and outside of our Board’s normal meeting schedule to discuss Board and company issues as they arise.
Role of Non-Executive Chairman
The role of non-executive Chairman is designed to provide leadership to our Board and to provide support and advice to our Chief Executive Officer. The role is intended to foster an environment conducive to effective communication by and among our Directors and senior management. The non-executive Chairman performs such duties and responsibilities as our Board may determine appropriate, including the following:
•	Calling meetings of the Board and meetings of our independent directors;
•	Presiding over Board meetings, including executive sessions of our independent directors;
•	Briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the Board;
•	Being available, when requested and appropriate, for consultation and direct communication with shareholders;
•	Reviewing and approving all information sent to our Board, including the quality, quantity, appropriateness and timeliness of such information;
•	Establishing meeting agendas for our Board in consultation with members of senior management;
•	Reviewing and approving the scheduling of Board meetings, assuring there is sufficient time for discussion of all agenda items;
•	Coordinating Board input and review of management’s strategic plan for our company;
•	Working with the Governance and Nominating Committee with respect to the recruitment, selection and orientation of new Board members as well as committee composition;
•	Overseeing the Compensation and Human Capital Committee’s development of appropriate objectives for the Chief Executive Officer and monitoring performance against those objectives;
•	Coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating results to the Chief Executive Officer;
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•	Leading the Board’s review of the succession plan for the Chief Executive Officer and other executive officers;
•	Coordinating the Board’s self-assessment and evaluation processes;
•	Serving as a member of Governance and Nominating Committee and such other committees as assigned by the Board; and
•	Reviewing, on an annual basis and in consultation with our independent directors, this list of responsibilities and recommending to our Board for approval any modifications or changes.
Board Oversight
Risk Management
Risk oversight is provided by a combination of our full Board and its committees. As part of its oversight, our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company. The Board and its committees oversee the most critical risks relating to our business, which include general business and industry risks, operating risks, business continuity risks, cybersecurity risks, financial risks including infrastructure, talent management and human capital related risks and compliance and regulatory risks. While the Board oversees risk, senior management is charged with identifying, assessing and managing risk. Risk management is not allocated to a single risk management officer, but rather is administered by management in an approach that is designed to ensure that the most significant risks are managed and monitored appropriately. Our senior management has a commitment to employing and embedding risk management practices and disciplines into its business planning and management processes to better enable achievement of our financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.
Throughout the year, our Board provides guidance to senior management regarding strategy and critically reviews operating plans that are intended to implement that strategy. Our Board periodically holds meetings with senior management dedicated to discussing and reviewing operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is conducted during that meeting. The involvement of our Board in setting business strategy is critical to the determination of the types and appropriate levels of risk undertaken by our company. Our Board’s oversight includes its receipt and review of reports on data protection and cybersecurity matters from our information technology department. Also, more particularly, and as discussed below, our Audit and Finance Committee focuses on oversight of financial risks relating to our company; our Compensation and Human Capital Committee focuses primarily on risks relating to remuneration of officers and other employees; our Governance and Nominating Committee focuses on reputational and corporate governance risks relating to our company; and our Compliance Committee focuses on oversight of matters related to the company’s compliance with applicable laws and regulations.
Our Board:
Our Board considers significant enterprise risk topics, including risks associated with competition, innovation, market access, corporate and brand reputation management, information security and data privacy, and business continuity.

In addition, our Board receives regular reports from members of our senior leadership team that includes discussions of the risks involved in their respective areas of responsibility.
Our Board is routinely informed of developments that could affect our risk profile or other aspects of our business.
Our Board is kept informed of its committees’ risk oversight and other activities through reports by committee chairpersons to the full Board, which occur at each regularly-scheduled Board meeting.
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Audit and Finance Committee:
The Audit and Finance Committee oversees the management of risks related to financial matters, particularly financial reporting and disclosure, accounting, internal controls, treasury and finance matters, as well as risks related to our audit and regulatory functions.

The Audit and Finance Committee reviews our company’s strategies, policies and internal controls related to information technology, data privacy, data protection and cybersecurity. See “– Cybersecurity” below for more information. The Audit and Finance Committee also oversees controls and procedures related to sustainability data.

Compensation and Human Capital Committee:
The Compensation and Human Capital Committee oversees the management of risks related to our compensation programs, including our assessment that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. The Committee’s governance and oversight processes, in combination with risk-balanced incentive programs, seek to mitigate the potential for risk to source from our executive compensation program.

Governance and Nominating Committee:
The Governance and Nominating Committee identifies and recommends candidates for membership on our Board and oversees risks related to our ESG practices as well as corporate responsibility and sustainability initiatives. For more information about the role of this Committee and our Board in providing oversight and guidance for our sustainability program, see “– Sustainability and ESG Program – ESG Program Governance” below.

Compliance Committee:
The Compliance Committee oversees risks related to our company’s compliance with applicable laws and regulations in all jurisdictions in which our company operates, other than those relating to matters reserved for the Audit and Finance Committee.

Management:
Management is primarily responsible for identifying risk and risk controls related to significant business activities and mapping the risks to our strategy. Management is also responsible for developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk.

Strategy
Our Board and its committees are involved in overseeing our corporate strategy, risk management and key policies, including major initiatives and key financial and business objectives; capital allocation priorities; and significant acquisitions and other transactions as well as related integration issues. Our Board engages in robust discussions regarding our corporate strategy and our Board’s committees oversee elements of our strategy associated with their respective areas of responsibility.
Human Capital and Succession Planning
People are the foundation of who we are. Only with talented employees can we run our business to the highest standard and fulfill our goals for our customers. Our goal is to attract and retain the right people to work at Patterson. We support our people with meaningful benefits, a great culture and career opportunities with the potential for advancement.
As of April 27, 2024, which was the end of our fiscal 2024, we had approximately 7,600 full-time employees, of which approximately 6,200 were employed in the U.S.
Our Board’s committees oversee elements of our culture associated with their area of responsibility. For instance, our Compensation and Human Capital Committee is responsible for reviewing our performance in the development, implementation, and effectiveness of our policies and strategies relating to human capital, including those regarding culture, recruiting, retention, career development and progression, talent planning, diversity and inclusion and pay equity. Our Compensation and Human Capital Committee also considers the human capital and compensation elements of ESG matters in its decision-making, and coordinates with our Governance and Nominating Committee in regard to those ESG matters. Our Audit and Finance Committee and our Compliance
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Committee coordinate with respect to oversight of our ethics and compliance program. On a management level, our chief human resources officer leads our talent attraction, diversity and development programs and reports progress – including on opportunities and recruiting metrics – to the Compensation and Human Capital Committee.
Succession planning for our senior leadership is critical to our success. Our Governance and Nominating Committee makes recommendations to our Board on succession planning and leadership development for our Chief Executive Officer and reviews programs created and maintained by management for the development and succession of other executive officers and any other individuals. Our Governance and Nominating Committee is also responsible for recruiting and identifying nominees for election as directors to our Board.
As a people-first organization, the overall well-being of our team is important to us. Our total rewards philosophy is to provide market competitive pay and a range of benefit choices designed to meet our employees’ diverse needs, reward performance, and drive shareholder value. We support our employees’ health with medical, pharmacy, dental and vision plans, mental health services and wellness programs to encourage healthy lifestyles, and parental leave for new parents. We support our employees’ financial well-being with matching 401(k) contributions, life insurance, company-paid short-term disability insurance, an employee stock purchase plan and personal finance educational tools. In addition, regular employee engagement surveys help us gain insights about how to support talent attraction, engagement and retention.
We believe that a diverse and inclusive workforce strengthens our company in ways that align with our purpose, vision and values. A recent highlight was the appointment of an inaugural director of diversity, equity and inclusion. For further information, please see “– Sustainability and ESG Program – Diversity, Equity and Inclusion” below.
To support the progression and career development of our employees, we offer training and development opportunities to build our employees’ expertise in leadership, inclusive management and creating business solutions. Such opportunities include on-demand courses, facilitator-led programs, mentoring relationships, tuition reimbursement and leadership development programs. We have implemented targeted development programs for senior leadership as well as emerging leaders in the organization. During fiscal year 2024, we achieved approximately 90% participation (representing over 800 individuals) in our enterprise-wide “Inclusive Leader” program. In addition, we conduct performance reviews for employees every year, achieving an over 90% completion rate in fiscal year 2024.
Keeping employees safe and healthy is essential to putting people first. We have systems in place to manage risks and maintain focus on employee health and safety. Our Environmental Health and Safety (EHS) system is designed to manage risks and maintain focus on employee health and safety and includes compliance audits, workplace safety communications and training. Our senior director of EHS leads our program, with oversight from the chief compliance officer. Our EHS team collaborates with safety liaisons and managers at Patterson’s sites. Liaisons coordinate and complete compliance audits and safety communications, including regarding any updates in health and safety practices and expectations. In addition, our EHS team promotes employee safety and environmental awareness through foundational systems and activities, such as safety training courses.
Cybersecurity
Our processes for assessing, identifying, and managing material risks from cybersecurity threats are incorporated into our overall enterprise risk management framework. We take a cross-functional approach to cybersecurity risk, which includes input from information security, information technology, legal, compliance, internal audit, finance, and operations, as appropriate. Under the oversight of our Board, including its Audit and Finance Committee, our senior management, information security team, and our Cybersecurity Risk Committee (comprised of key executive and senior leaders from primary corporate functions) devote resources to cybersecurity and implement risk management processes designed to adapt to the changing cybersecurity landscape, respond to emerging threats and proactively coordinate our people, processes and procedures to respond to cybersecurity incidents. We regularly assess the threat landscape and cybersecurity risks. Our internal audit team reviews enterprise risk management-level cybersecurity risks as part of our overall enterprise risk management framework. In addition,
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our information security team oversees regular monitoring of our information technology and other operating systems that are designed to detect potential security incidents. We have operationalized a written incident response plan designed to assess, identify and coordinate among various functions the response activities to cyber incidents and determine the impact of any such cybersecurity incidents that may jeopardize the confidentiality, integrity or availability of our information systems or adversely affect our business and information systems. In the event of a significant cybersecurity incident, the incident response plan provides guidance on roles, responsibilities, procedures and reporting processes.
Our chief information security officer is responsible for developing and implementing our cybersecurity risk management and information security program, including regularly reporting on cybersecurity matters to management and the Audit and Finance Committee. Our chief information security officer also reports to our chief information officer, who oversees our broader information technology program. Among other matters, our Board delegates to our Audit and Finance Committee the oversight of our programs, policies, and procedures related to cybersecurity, information asset security, and network security. Broad oversight is maintained by our full Board, which receives regular reports from the Audit and Finance Committee as well as management, as appropriate. The Audit and Finance Committee and the full Board actively participate in discussions with management and among themselves regarding cybersecurity risk. Our chief information officer and chief information security officer present to the Audit and Finance Committee at least a bi-annual review of our strategies, policies and internal controls relating to information technology and cybersecurity (including network security, cloud security and physical security), with respect to corporate goals, industry trends and competitive advantages.
Our Board of Directors and Committees
Overview
Our Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. Our Board held six meetings and took action by written consent three times during fiscal 2024. In addition to meetings of the full Board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.
Director Independence
Our Board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our Board has affirmatively determined the independence under the applicable Marketplace Rule as to each of our directors who are identified as independent directors in the chart that appears below within the subsection captioned “Committee Overview.”
Our Board has determined that each of our directors, other than Mr. Zurbay, is independent of Patterson and its management. Mr. Zurbay is not independent because he serves as our President and Chief Executive Officer.
The independent members of our Board meet in executive session at each regular meeting of our Board, with no members of management present. Our company and our Board are members of the National Association of Corporate Directors (“NACD”). Our Board authorizes, recommends and encourages each Board member and our company’s senior management to attend educational courses offered by the NACD or similar accredited educational organization. We reimburse reasonable expenses incurred by our directors and senior management in attending such courses.
Committee Overview
The current committees of our Board of Directors are the Audit and Finance Committee, the Compensation and Human Capital Committee, the Governance and Nominating Committee and the Compliance Committee. Each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace
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Rules of the NASDAQ Stock Market. In addition, each member of our Audit and Finance Committee is independent as defined in Exchange Act Rule 10A-3 and each member of our Compensation and Human Capital Committee is a non-employee director under the rules of the Securities and Exchange Commission.
Each Board committee has a charter, all of which are available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. Such committees review and reassess the adequacy of their respective charters and recommend any changes to them at least annually. These charters were last reviewed and revised in June 2024 at which time the revisions discussed above under “Corporate Governance – Recent Corporate Governance Enhancements” were made. Our committees also engage in an annual review of committee performance. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.
The following table shows the current membership of our Board committees and identifies our independent directors:
Name	Audit and Finance	Compensation and Human Capital	Governance and Nominating	Compliance	Independent Director
John D. Buck
Meenu Agarwal
Alex N. Blanco
Jody H. Feragen
Robert C. Frenzel
Philip G.J. McKoy
Ellen A. Rudnick (a)
Neil A. Schrimsher
Pamela J. Tomczik
Donald J. Zurbay
Denotes committee chairperson	Member
(a)	Pursuant to the tenure limitation described in our Corporate Governance Guidelines, Ms. Rudnick will not be standing for re-election at the 2024 annual meeting of shareholders.
The Board sets the annual schedule of committee meetings, with regularly scheduled meetings held adjacent to our Board’s regularly scheduled meetings. In addition to meetings set by the Board, each committee meets, either by means of electronic communication or in person, when and as often as the chairperson of each committee deems appropriate. The chairperson of each committee, with the advice and consultation of management and the committees’ outside advisors, if any, sets the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.
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Committee Responsibilities
Our Audit and Finance Committee
Members Robert C. Frenzel, Chair Meenu Agarwal Jody H. Feragen Philip G.J. McKoy Ellen A. Rudnick Pamela J. Tomczik

Our Board has determined that each member of the Audit and Finance Committee is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and meets the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

Meetings in Fiscal 2024: 6
Key Responsibilities

Our Audit and Finance Committee, chaired by Mr. Frenzel, is empowered by our Board to:
  •  review our financial books and records in consultation with our accounting and auditing staff and our independent registered public accounting firm, Ernst & Young LLP;
  •  assist our Board in its oversight of the integrity of our financial statements and any other financial information, including earnings releases and non-GAAP financial measures, which is provided to our shareholders and others;
  •  assist our Board in its oversight of the systems of internal controls and disclosure controls which our management has established;
  •  review with our accounting staff and independent registered public accountants the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure;
  •  review management’s appointment of the senior internal auditing executive, review internal audit performance criteria and evaluate senior internal audit executive performance;
  •  be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants in regards to audit and attest services for our company;
  •  review our company’s strategies, policies and internal controls relating to information technology, data privacy, data protection and cybersecurity (including network security, cloud security and physical security), with respect to corporate goals, industry trends and competitive advantages;
  •  communicate with the Disclosure Committee chair regarding disclosure-related decision-making processes and determinations;
  •  oversee and review controls and procedures related to sustainability data; and
  •  review the proposed annual capital budget, treasury policy, use of derivatives, capital allocation, significant insurance coverage, financial forecasts, cash position, access to capital markets, financing requirements and the financial impacts of proposed transactions expected to have substantial financial implications on our company.
The Audit and Finance Committee’s Charter is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Committee Composition

Our Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Pursuant to Rule 5605(c)(2) of the Marketplace Rules of the NASDAQ Stock Market, at least one member of the Audit and Finance Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. No member of the committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years. Each member of the committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statements. In addition, our Board of Directors has determined that Robert C. Frenzel, Jody H. Feragen and Pamela J. Tomczik are each an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K. In her role as Target’s Corporate Treasurer and Head of M&A, Ms. Tomczik is responsible for the reporting and financial packages that Target shares with rating agencies and banking partners, manages Target’s relationships with rating agencies, assesses the performance and financial statements of Target’s potential M&A candidates, reviews Target’s periodic reports, and is responsible for items impacting Target’s balance sheet and cash flow.

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Our Compensation and Human Capital Committee
Members Alex N. Blanco, Chair Jody H. Feragen Ellen A. Rudnick Neil A. Schrimsher

Our Board has determined that each member of our Compensation and Human Capital Committee is independent of management and our company. Further, each member of the committee is an independent director and is a non-employee director under the applicable Marketplace Rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission, respectively.

Meetings in Fiscal 2024: 6
Key Responsibilities

Our Compensation and Human Capital Committee, chaired by Mr. Blanco, is empowered by our Board to:
  •  assist our Board in its oversight of our management compensation policies and practices, including determining and approving the compensation of our executive officers (and recommending to the Board for the Chief Executive Officer) and overseeing our compensation plans, including by reviewing and approving incentive compensation and equity compensation policies and programs;
  •  maintain and update a group of peer companies with which the committee compares our company’s executive compensation and compensation practices, and periodically survey the executive compensation levels and practices of the companies in this group of peer companies;
  •  consider the results of the most recent shareholder advisory vote on executive compensation in making determinations and recommendations regarding our company’s executive compensation policy and decisions;
  •  advise and assist our company in defining its total compensation policy;
  •  assess the potential for risk stemming from our compensation programs;
  •  review and modify, as appropriate, stock ownership guidelines applicable to executive officers and non-employee directors, and oversee the application of and compliance with such guidelines;
  •  review, approve, oversee the implementation or revision of, and enforce and make determinations under our company’s policies relating to the recovery, recoupment or clawback of compensation paid to current and former employees as warranted; and
  •  review the development, implementation and effectiveness of policies and strategies relating to human capital, review employment and workplace conduct practices and review public reporting with respect to human capital.
The Compensation and Human Capital Committee’s Charter is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Committee Composition

Each Compensation and Human Capital Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

During the Compensation and Human Capital Committee meetings held in fiscal 2024, certain members of management were present to address specific topics within the scope of their responsibilities. No such executive officer was present during the discussion and determination of his or her respective compensation.

Compensation Consultants

In fulfilling its duties and responsibilities, the Compensation and Human Capital Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. In the most recently completed fiscal year, the committee engaged and worked with Semler Brossy, an independent compensation consultant that has no other ties to our company or its management, to review compensation philosophy, competitiveness, pay for performance, and short-term and long-term compensation design. The committee believes that Semler Brossy is independent of our management. Our management has not engaged Semler Brossy to provide any other services to our company.

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Compensation Committee Interlocks and Insider Participation

The members of our Compensation and Human Capital Committee are identified by name above. None of the members of the committee was an officer or employee of Patterson during fiscal 2024 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Our Governance and Nominating Committee
Members John D. Buck, Chair Alex N. Blanco Robert C. Frenzel Neil A. Schrimsher

Our Board has determined that each member of our Governance and Nominating Committee is an independent director and is a non-employee director under the applicable Marketplace Rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission, respectively.

Meetings in Fiscal 2024: 4
Key Responsibilities

Our Governance and Nominating Committee, chaired by Mr. Buck, is empowered by our Board to:
  •  recommend qualifications required for membership on our Board and its committees;
  •  identify and recommend candidates for membership on our Board and its committees, including responsibility for Board succession planning;
  •  develop and recommend criteria and policies relating to the services of directors, including seeking to have diversity of experiences, expertise and backgrounds among members of the Board;
  •  oversee matters of corporate governance, including recommending changes to the Articles of Incorporation and Bylaws;
  •  advise the Board on ESG matters that are of strategic significance and provide oversight of sustainability, corporate social responsibility and corporate citizenship matters, including review of corporate responsibility reports;
  •  review the performance of our Chief Executive Officer;
  •  recommend a succession plan to our Board for our Chief Executive Officer and review programs created and maintained by management for the development and succession of other executive officers and other individuals identified by management or the committee;
  •  review and make recommendations to our Board regarding shareholder proposals and shareholder advisory votes; and
  •  develop and oversee orientation programs for new directors and continuing education programs for current directors.
The Governance and Nominating Committee’s Charter is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Third Party Search Consultants

Our Governance and Nominating Committee has from time to time engaged third-party search firms to provide assistance in the identification and evaluation of potential nominees, whose qualifications and independence are then thoroughly evaluated by the committee. The committee has paid fees to third-party search firms for such assistance, including most recently the recruitment of Ms. Tomczik.

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Our Compliance Committee
Members Neil A. Schrimsher, Chair Meenu Agarwal John D. Buck Alex N. Blanco Philip G.J. McKoy

Our Board has determined that each member of our Compliance Committee is an independent director and is a non-employee director under the applicable Marketplace Rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission, respectively.

Meetings in Fiscal 2024: 5
Key Responsibilities

Our Compliance Committee, chaired by Mr. Schrimsher, is empowered by our Board to:
  •  oversee and monitor matters relating to our company’s compliance with applicable laws and regulations in all jurisdictions in which we operate, other than those matters reserved for the Audit and Finance Committee;
  •  oversee and monitor our company’s Compliance Program and receive periodic reports from management regarding the same;
  •  monitor our company’s efforts to implement programs, policies and procedures relating to compliance matters, and the training of employees and others on such matters;
  •  review the results of compliance-related audits conducted by our company and by regulators, such as the DEA and FDA;
  •  review any violations of our company’s Code of Conduct by any executive officer or director, and review, assess and/or recommend corrective action;
  •  in the event of a violation, recommend to the Compensation and Human Capital Committee concerning the extent, if any, to which the incentive-based compensation of any executive officer should be impacted; and
  •  review any litigation matters filed against our company related to alleged violations of laws and regulations.

The Compliance Committee’s Charter is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Communications with Board Members
Our Board of Directors has provided the following process for interested persons to send communications to our Board or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, Chief Legal Officer and Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to the chair of our Audit and Finance Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to our Board in the care of our Chief Legal Officer and Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by our Board.
Board Member Attendance at Annual Meetings
Under our Corporate Governance Guidelines, it is our policy that all directors be present at the annual meeting of shareholders. We generally hold a Board of Directors meeting coincident with the shareholders’ meeting to facilitate their attendance at the shareholders’ meeting. All directors then in office attended the most recently completed annual meeting of shareholders.
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Sustainability and ESG Program
We focus on corporate responsibility as an employer, industry participant and distributor of dental and animal health products and services. Our culture is centered on our Purpose, Vision, Values.
Patterson’s Purpose, Vision, Values

Our Approach to Sustainability
We believe that sustainability takes root from the ground up – beginning with employee initiatives and resulting in improved operations. We strive to meet quality standards and minimize our overall impact on the environment.
ESG Program Governance
We strive to improve the impact of our operations on the environment, promote diversity and inclusion, and provide resources and opportunities to our team members and communities. Consistent with its charter, our Governance and Nominating Committee is focused on providing oversight of, and providing feedback to management regarding, our efforts with respect to environmental, social and governance matters that are of strategic significance to Patterson. Our Governance and Nominating Committee also oversees our sustainability, corporate social responsibility and corporate citizenship matters, seeks to maintain an informed status on such matters through discussions and receipt of reports from management and reviews our corporate responsibility reports. Additionally, our Compensation and Human Capital Committee takes into consideration the human capital and compensation elements of ESG matters in its decision-making.
Key ESG developments on which Patterson has focused in recent fiscal years include the following:
•	Creating an ESG Task Force comprised of cross-functional executive and senior leaders to guide strategy and focus on ESG efforts that align with our business purpose;
•	Updating our governance practices to reflect oversight of these efforts at the Board level;
•	Enhancing our company compliance and ethics program through the addition of people, policies, processes and procedures;
•	Focusing on effective health and safety practices, reducing our incident rate and our lost time rate;
26 2024 Proxy Statement

•	Continuing efforts to reduce environmental impact through minimizing package materials and maximizing efficiencies;
•	Hiring a DE&I director to build a strategy to support diversity and inclusion in our workforce;
•	Training Patterson managers on inherent bias and inclusive leadership;
•	Establishing a formal mentorship program for employees; and
•	Supporting students through The Patterson Foundation.
Patterson was included in the Human Rights Campaign Foundation’s 2022 Corporate Equity Index (the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality) in which it scored 70 out of a possible 100 points.
During fiscal 2024, we advanced our commitment to ESG by performing an ESG materiality assessment. This assessment helped us identify priority ESG topics that are salient for our company and contribute to the creation of long-term value. These priority ESG topics serve as the foundation for our ESG strategy and go-forward ESG reporting. In July 2024, we published our 2024 Corporate Responsibility Report, which can be found on our website at www.pattersoncompanies.com. We expect to periodically update such report. The information contained or referenced on our website, including our 2024 Corporate Responsibility Report, is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission.
Diversity, Equity and Inclusion
We have a broad view on diversity, including gender, race, ethnicity, sexual orientation and identity, religion, nationality, skill set, educational background, diversity of experiences, expertise and backgrounds, and disability/ability, among other aspects. We believe that a diverse and inclusive workforce makes our company stronger. We are committed to working toward increasing diversity in key roles throughout the company.
Our Governance and Nominating Committee advises the Board on matters of diversity including race, gender and culture and recommends, as necessary, measures contributing to a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Our Governance and Nominating Committee also focuses on recruiting and recommending diverse director candidates to complement current director demographics. Additionally, our Compensation and Human Capital Committee reviews the development, implementation and effectiveness of our policies and strategies relating to human capital.
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Code of Conduct and Corporate Governance Guidelines
Our company has adopted and published a Code of Conduct, which provides an overview of the laws, regulations, and company policies that apply to our employees and our directors and is intended to comply with Rule 5610 of the Marketplace Rules of the NASDAQ Stock Market. Our Code of Conduct is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to satisfy the disclosure requirement of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.pattersoncompanies.com.
Our company also has adopted and published Corporate Governance Guidelines. Our Corporate Governance Guidelines address various governance topics, including:
•	The role of our Board of Directors,
•	The composition of our Board and selection of directors,
•	Functioning of our Board and its committees, and
•	Conduct and ethics standards for directors.
Our Corporate Governance Guidelines are available on our website at https://investor.pattersoncompanies.com/
investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, MN 55120, Attention: Investor Relations.
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Non-Employee
Director Compensation
Non-employee directors receive cash compensation and equity-based compensation for their service on our Board of Directors. For fiscal 2024, non-employee director compensation included an overall Board retainer of $235,000, with $90,000 representing an annual cash retainer and $145,000 issued in the form of restricted stock awards vesting one year from date of grant. Committee member and committee chair annual cash retainers were $10,000 and $25,000, respectively. In addition, the non-executive Chairman of the Board receives an annual cash retainer of $100,000. Non-employee directors may elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their service on our Board.
For fiscal 2025, Semler Brossy, the Compensation and Human Capital Committee’s independent compensation consultant, benchmarked our non-employee director compensation program against our peer group. Based on this review and the limited frequency with which our Governance and Nominating Committee typically adjusts the compensation of non-employee directors, the following changes were implemented for fiscal 2025 non-employee director compensation:
•	Increased the annual cash retained to $100,000;
•	Increased the annual equity retainer to $170,000;
•	Eliminated the $10,000 committee member annual cash retainer;
•	Maintained the committee chair annual cash retainer of $25,000; and
•	Increased the annual cash retainer for the non-executive Chairman of the Board to $120,000.
Under our Omnibus Plan, annual restricted stock awards vest in full on the first anniversary of the date of grant. Non-employee directors who have a term expiring not more than 29 days prior to the natural vesting date of their restricted stock award are deemed to remain in service as a non-employee director until such natural vesting date, but only for purposes of satisfying the vesting restrictions. Otherwise, unvested restricted stock awards are forfeited on the effective date of termination of service as a director.
Mr. Zurbay did not receive any compensation in relation to his services performed as a director.
Compensation of Directors
The following table sets forth the compensation of our non-employee directors for fiscal 2024:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Total ($)
John D. Buck	235,000	145,016	380,016
Meenu Agarwal (c)	87,500	145,016	232,516
Alex N. Blanco	145,000	145,016	290,016
Jody H. Feragen	110,000	145,016	255,016
Robert C. Frenzel	135,000	145,016	280,016
Philip G.J. McKoy	110,000	145,016	255,016
Ellen A. Rudnick	108,750	145,016	253,766
Neil A. Schrimsher	145,000	145,016	290,016
Pamela J. Tomczik (d)	25,000	—	25,000
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(a)
Represents the aggregate grant date fair value of the 4,968 shares of restricted stock awarded to each non-employee director on September 11, 2023, the date of our 2023 annual meeting of shareholders, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate such value is set forth in Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 27, 2024.

(b)	The aggregate number of unvested shares of restricted stock outstanding at fiscal year-end 2024 held by our non-employee directors was as follows:
Name	Number of Shares of Restricted Stock
John D. Buck	4,968
Meenu Agarwal	4,968
Alex N. Blanco	4,968
Jody H. Feragen	4,968
Robert C. Frenzel	4,968
Philip G.J. McKoy	4,968
Ellen A. Rudnick	4,968
Neil A. Schrimsher	4,968
Pamela J. Tomczik	—
Total	39,744
(c)	Ms. Agarwal joined our Board on June 13, 2023.
(d)	Ms. Tomczik joined our Board on February 2, 2024.
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Executive Officers

Donald J. Zurbay
Mr. Zurbay, age 57, became our President and Chief Executive Officer in October 2022. Mr. Zurbay previously served as our Chief Financial Officer from June 2018 through October 2022. Prior to that, Mr. Zurbay served as Vice President and Chief Financial Officer at global medical device manufacturer St. Jude Medical, Inc. from August 2012 through the January 2017 acquisition of St. Jude Medical by Abbott Laboratories. At St. Jude Medical, Mr. Zurbay was responsible for all accounting, financial and business development activities. He joined St. Jude Medical in 2003 and held various leadership positions, including Director of Finance and Vice President and Corporate Controller. Prior to joining St. Jude Medical, Mr. Zurbay worked at PricewaterhouseCoopers for five years as an Assurance and Business Advisory Services Senior Manager. Before joining PricewaterhouseCoopers, he was a General Accounting Manager at The Valspar Corporation. Mr. Zurbay started his career at Deloitte & Touche as an auditor in 1989. Mr. Zurbay served as a director of Avedro, Inc. from its February 2019 initial public offering through its November 2019 sale. He has served as a director of Silk Road Medical, Inc. since March 2018 and as a director of Sight Sciences, Inc. since July 2020. Mr. Zurbay brings strategic and leadership experience, including healthcare experience, to our Board.

Kevin M. Barry
Mr. Barry, age 45, became our Chief Financial Officer in December 2022. Mr. Barry previously served as our Interim Chief Financial Officer from October 2022 through December 2022. Prior to that, Mr. Barry served as our Vice President, Finance and Controller from 2020 to 2022, our Vice President, Finance Operations and Strategy from 2018 through 2020, and Vice President and Chief Financial Officer of Patterson Dental, one of our subsidiaries, from 2017 to 2018. Before joining our company, Mr. Barry served as the Director of Financial Operations of an operating unit of General Mills, Inc. (“GM”), a global manufacturer and marketer of branded consumer foods, from 2015 through 2017. Mr. Barry joined GM in 2005, and held various leadership positions in the U.S. and International segment finance organizations. Prior to joining GM, Mr. Barry worked at Jones Lang LaSalle, Inc.

Kevin M. Pohlman
Mr. Pohlman, age 61, became our Chief Operating Officer in December 2022. Mr. Pohlman previously served as President of Patterson Animal Health from July 2017 through December 2022. Mr. Pohlman joined Animal Health International, Inc., which was acquired by Patterson in 2015, in August 2001 and was previously its Vice President of Sales and Marketing. Prior to assuming that role, Mr. Pohlman was President of Corporate Sales and Marketing. Beginning in 2001, Mr. Pohlman held a variety of leadership roles, including Vice President of Dealer Sales with oversight of the Marketing department until June 2011. Mr. Pohlman began his career with Pohlman Bros. Supply, a family-owned dealer and distributor of dairy equipment, animal health supplies and food plan supplies in Ohio.

Les B. Korsh
Mr. Korsh, age 54, became our Chief Legal Officer and Corporate Secretary in March 2022. Mr. Korsh leads, directs, manages and is responsible for our legal functions and related activities. Mr. Korsh previously served as Vice President, General Counsel and Secretary from July 2015 to March 2022 and as Associate General Counsel from June 2014 to July 2015. Before joining Patterson, Mr. Korsh held positions as Vice President and Associate General Counsel for MoneyGram International, Inc. from May 2004 to May 2014, and spent the prior ten years in private practice at established Twin Cities law firms, including as a partner. He has served as a director of the Patterson Foundation since June 2016.

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Samantha L. Bergeson
Ms. Bergeson, age 36, became our Chief Human Resources Officer in May 2023. Ms. Bergeson is responsible for our company’s human resource strategy, specifically focused on culture, compensation, talent management, organizational alignment, employee development, diversity, equity and inclusion. Ms. Bergeson, who has been employed by our company since 2013 in various human resources roles of increasing responsibility, served as Human Resources Manager from July 2016 to November 2018, Director of Human Resources from November 2018 to October 2020, Senior Director of Human Resources from October 2020 to May 2022, and Vice President of Human Resources from May 2022 to May 2023. Prior to joining Patterson, Ms. Bergeson held various human resource managerial positions at CenterPoint Energy and Rasmussen College. She has served as a director of the Patterson Foundation since April 2024.

32 2024 Proxy Statement

Proposal No. 2:
Advisory Vote on Executive
Compensation
We are committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn enables us to attract, retain and reward executive officers who contribute to our success. To fulfill this philosophy, our Compensation and Human Capital Committee seeks to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time. We have structured our annual and long-term incentive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Executive Compensation” section of this proxy statement for additional details regarding our executive compensation.
Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). As required by these rules and related Securities and Exchange Commission rules under Section 14A of the Exchange Act, we are asking our shareholders to vote on the adoption of the following resolution:
BE IT RESOLVED by the shareholders of Patterson Companies, Inc. (“Patterson”) that the shareholders approve the compensation of Patterson’s named executive officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.
As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation and Human Capital Committee value the opinions of our shareholders, and will, as they did last year, consider the outcome of this vote when establishing future executive compensation for our named executive officers. Our Compensation and Human Capital Committee has implemented an annual advisory vote on our executive compensation program, so it is anticipated that the next advisory vote on executive compensation will occur at our 2025 annual meeting of shareholders.
Vote Required
The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal.
Recommendation of the Board
Our Board of Directors recommends that you vote FOR approval of this proposal.
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Executive Compensation
Compensation Discussion and Analysis
Our Compensation and Human Capital Committee (throughout this Compensation Discussion and Analysis, the “committee”) oversees and makes certain decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table, and related tables and footnote disclosures setting forth the compensation of the following named executive officers:
Named Executive Officer	Position
Donald J. Zurbay	President and Chief Executive Officer
Kevin M. Barry	Chief Financial Officer
Kevin M. Pohlman	Chief Operating Officer
Les B. Korsh	Chief Legal Officer and Corporate Secretary
Timothy E. Rogan (a)	Former President of Patterson Dental
(a)
Mr. Rogan ceased serving as President of Patterson Dental following the end of fiscal 2024. For additional information, please see “Executive Compensation – Agreement with Named Executive Officer Who is No Longer Employed by Our Company.”

Our executive compensation programs are designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals, while balancing the long-term interests of shareholders, partners and customers. We accomplish this, in part, by delivering executive pay that includes short-term cash incentives to achieve financial performance objectives and link pay to performance as well as long-term equity incentives to promote an ownership mentality and help ensure shareholder alignment.
The disclosure below contains certain non-GAAP financial metrics. See the reconciliation of GAAP to non-GAAP financial measures table, which appears as Annex A to this proxy statement, for further information regarding our non-GAAP financial metrics. These non-GAAP measures may provide a helpful representation of our performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
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Fiscal 2024 Results
As depicted in the tables below, adjusted operating income for fiscal 2024 was $303.9 million, a 6.2% percent decrease compared to prior year, and adjusted earnings per diluted share was $2.30, a 5.0% decrease compared to prior year.

Compensation Decisions
The management team drove many positive developments in fiscal 2024; however, financial performance did not exceed our objectives and the overall value of our fiscal 2024 executive compensation package was delivered below the targeted level. Both short-term and long-term incentives were delivered below target.
Base Salary. Effective July 2023, base salary increases for fiscal 2024 were implemented to reflect a combination of factors including positioning against external benchmarks, experience in role, and individual performance.
Annual Short-Term Incentives (STI) and Long-Term Incentives (LTI). During fiscal 2024, the committee continued to emphasize the importance of fiscal 2024 operational results to our company’s long-term success by aligning executive compensation with enterprise performance objectives and individual accountabilities.
•
Short-Term Incentives. With our fiscal 2024 Management Incentive Compensation Plan (“MICP”), the committee considered the ongoing need for a growth and profitability focus at the corporate and individual business unit levels. To this end, the fiscal 2024 MICP was, like the 2023 MICP, based on consolidated adjusted operating income, consolidated free cash flow and, for the business unit heads, business unit adjusted operating income. The committee approved fiscal 2024 operating income performance goals that exceeded fiscal 2023 performance goals. Actual MICP payments were based on our performance against these goals with a payout scale ranging from 50% to 175% of target.

Patterson did not achieve the committee’s adjusted operating income target or the committee’s free cash flow target for compensation purposes for fiscal 2024. As a result of the foregoing, the financial performance component of our MICP funded at 72.33% of target for our named executive officers (other than Mr. Rogan whose MICP, which was partially dependent upon the Dental business unit financial performance, funded at 65.67% of target). In consideration of the financial performance in fiscal 2024, the committee determined it would not be desirable to distinguish among the executives by applying additional modifications to financial performance outcomes.
35 2024 Proxy Statement

•
Long-Term Incentives. Our fiscal 2024 long-term incentive plan design maintained the same incentive vehicle mix and weights (i.e., 50% performance units, 25% stock options, and 25% restricted stock units) that were used for our fiscal 2023 long-term incentive construct, and the stock options and restricted stock units continued to utilize three-year ratable vesting. To focus the company on execution, the performance unit component for fiscal 2024 was based on 3-year cumulative non-GAAP adjusted earnings per diluted share which is payable at 50% of target if a threshold level of performance is achieved and a maximum payout of 160% of target. Total performance units earned over the 3-year cycle are subject to a 3-year relative TSR modifier based on Patterson’s TSR against the S&P 400 Mid-Cap Index, which 25% up or down modifier results in an adjusted payout equal to 37.5% of target if a threshold level of performance is achieved and an adjusted maximum payout of 200% of target if a maximum level of performance is achieved. The committee regards this potential adjustment as an appropriate balancing of pay-for-performance objectives with retention considerations. This structure for fiscal 2024 maintained management’s focus on earnings per share while preserving a relative performance component and a multi-year performance measurement period. The committee considered this incentive framework for fiscal 2024 to be strongly aligned with shareholder interests and consistent with shareholder feedback.

Patterson achieved the committee’s three-year cumulative adjusted earnings per share goal under the 2022-2024 performance stock unit awards; however, the amounts conditionally earned based on financial performance were reduced through application of the cumulative rTSR modifier based on our performance against the S&P 400 Mid-Cap Index. As a result of the foregoing, the performance stock unit awards granted in fiscal 2022 funded at 81.91% of target for our named executive officers.
Determining Executive Compensation
The committee is responsible for the review and approval of all aspects of the executive compensation program. The committee meets regularly each year to (among other items):
•	Establish for executive officers, and recommend to the Board for approval with respect to the Chief Executive Officer, the annual base salary and MICP target opportunity;
•	Determine for executive officers, and recommend to the Board for approval with respect to the Chief Executive Officer, the equity-based awards to be granted as part of the long-term incentive program;
•	Determine the actual annual incentive compensation to be paid to each executive for performance;
•	Establish plan targets and performance measures for the performance period for performance units;
•	Determine the number of performance units earned, if any, under the long-term incentive program for the performance period ending with the prior fiscal year;
•	Monitor and advise the Board with respect to emerging trends in executive compensation;
•
Oversee engagement efforts with shareholders on the subject of executive compensation, including by reviewing and evaluating the results of shareholder advisory votes on executive compensation matters; and

•	Take into consideration the human capital and compensation elements of ESG matters in its decision-making.
When establishing executive compensation, the committee takes many factors into account. These factors include shareholder value, our company’s performance compared to pre-established performance goals and objectives, objective and subjective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, retention considerations, the individual’s tenure and experience with our company and in his or her current position, the individual’s current and historical compensation, the committee’s compensation philosophy, the results of the most recent shareholder advisory vote on executive compensation and comparisons to compensation levels and payouts of comparably situated executives (both those of our company and those of peer companies). The committee’s process utilizes input, analysis and review from a number of sources, including our company’s management, other independent directors of the Board, the committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.
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The committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual short-term and long-term incentive targets and opportunities of the executive officers as a group and individually.
Role of Executive Officers in Determining Compensation. The committee meets with the Chief Executive Officer annually to review the performance of the other executives. The meeting includes a discussion of each executive officer’s performance for the year and a review of individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.
The committee considers input from the Chief Executive Officer and other select executives when developing and selecting metrics and performance objectives that may be referenced in the annual short-term or long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The committee also receives recommendations from the Chief Executive Officer regarding base salary amounts, annual short-term and long-term incentive award amounts for the other executive officers. In determining the Chief Executive Officer’s compensation, the committee considers comparative compensation information and input from its independent compensation consultant.
Role of the Compensation Consultant. During fiscal 2024, the committee retained Semler Brossy as its independent compensation consultant. The committee reviewed and confirmed the independence of such firm. The independent compensation consultant provides the committee with an annual compensation market analysis for the executives; makes recommendations on the executive pay programs; reviews, participates and comments on executive compensation matters; assists the committee in its assessment of the potential for risk stemming from our compensation programs; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation. For fiscal 2025, the committee intends to use Semler Brossy as its independent compensation consultant.
Market Competitiveness Review. The committee reviews recommendations from its independent compensation consultant on a peer group of companies about which competitive compensation data is obtained. In connection with establishing executive compensation for fiscal 2024, the committee worked with its independent compensation consultant in the peer group development process. The committee, acting on the recommendation of its independent compensation consultant, added AMN Healthcare Services, Inc, Adapthealth Corp., and Premier Inc. to the peer group for fiscal 2024 and removed Covetrus Inc., which was acquired in October 2022, and Hill-Rom, Inc., which was acquired in December 2021. The peer group companies for fiscal 2024 had annual revenue ranging from $1.3 billion to $16.5 billion (median $4.5 billion) and market capitalization ranging from $1.0 billion to $47.0 billion (median $6.4 billion). Both management and the committee believe that the peer group of 17 companies provided a robust statistical set of compensation data to serve as a basis for reviewing fiscal 2024 executive compensation.
The companies comprising the peer group used to establish fiscal 2024 compensation opportunities of the named executive officers are listed below:
Fiscal 2024 Peer Group
AMN Healthcare Services, Inc.	Envista Holdings Corporation	Pool Corporation
Adapthealth Corp.	Fastenal Company	Premier, Inc.
Applied Industrial Technologies, Inc.	Henry Schein, Inc.	Quest Diagnostics Incorporated
Beacon Roofing Supply, Inc.	MRC Global Inc.	W.W. Grainger, Inc.
DENTSPLY SIRONA Inc.	MSC Industrial Direct Co., Inc.	Watsco, Inc.
Elanco Animal Health Incorporated	Owens & Minor Inc.
The reports furnished by the compensation consultant provided the committee with market information at the 25th, 50th, and 75th percentiles for each executive position, including each pay component and total direct compensation. Such reports further compared the market compensation data to current pay for each executive.
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This market information is an important element reviewed by the committee and provides a basis for adjusting a component of pay, or total direct compensation, above or below these ranges to recognize the specific circumstances of individual executive officers in a manner consistent with the stated objectives of the compensation program.
Shareholder Approval of our Executive Compensation Program. The committee continues to consider the perspectives of our shareholders in the design and administration of our executive compensation programs. Historically, Patterson’s shareholders have provided strong support of our executive compensation programs with the overwhelming majority of shares voted at our annual meetings approving, on an advisory basis, the compensation of our named executive officers. At last year’s annual meeting, the proposal regarding advisory approval of executive compensation was approved by 93.9% of the shares voted on such proposal.
Shareholder Engagement. As part of our company’s efforts to continuously improve governance practices, our company conducts targeted shareholder engagement with certain of our institutional investors. Members of our management team periodically meet with shareholders and discuss a variety of topics, including those relative to our business performance and our executive compensation strategy.
Compensation Philosophy, Practices and Components
Compensation Philosophy
The committee is guided by the following objectives that it believes are key to the successful execution of our strategic business imperatives, enhancing growth opportunities and providing benefits to our shareholders:
Shareholder Aligned	Performance Based	Competitive

 Deliver a significant portion of executive compensation in equity to encourage a long-term perspective
 Utilize stock ownership guidelines to align with long-term shareholder value
 Establish performance measures correlated with shareholder value

 Emphasize variable compensation (both annual short-term and long-term incentives) as the majority of total direct compensation
 Establish challenging performance goals (failure to achieve a minimum level of performance may result in the forfeiture of the pay element)

 Align the targeted compensation opportunity generally with market median with consideration of other factors such as internal equity and tenure
 Use compensation as one of many elements to attract, retain and engage highly qualified executives to lead our company

38 2024 Proxy Statement

Compensation Practices
The committee leverages the following best practices in designing, administering and governing our executive compensation programs:
What We Do	What We Don’t Do
 Pay for performance – a substantial portion of the targeted primary compensation for our named executive officers is tied to performance
 Take a balanced approach to compensation, combining fixed and variable, short-term and long-term, cash and equity, and performance and time-based shares
 Position target executive pay levels generally at the peer median
 Set reasonably demanding incentive plan goals that are regularly reviewed for difficulty
 Analyze the alignment of our pay program outcomes with our financial results
 Apply analytical rigor to incentive goal calibration without steep payout cliffs
 Apply multi-year equity award vesting periods to reward long-term, sustained performance and, thereby, drive alignment with shareholders
 Restrict change in control agreements and equity plan to “double trigger” provisions for cash severance and equity vesting
 Utilize reasonable perquisites and other benefits
 Promote stock ownership with executive and director stock ownership guidelines
 Provide for clawback of compensation under defined circumstances
 Use an independent compensation consultant

 No payment of dividends or dividend equivalents
on performance shares until earned
 No granting of stock options or SARs with an exercise price less than fair market value at grant
 No duplication of metrics in the goals for our short-term and long-term incentive plans
 No equity award vesting periods shorter than one year
 No repricing or replacing of underwater stock options or SARs
 No hedging, pledging or shorting Patterson stock
 No payment of guaranteed, above-market, or preferential interest or earnings on deferred compensation
 No change in control agreements other than those with our executive officers
 No excise tax gross-up provisions in change in control agreements
 No defined benefit pension plan
 No excessive risk-taking, based on annual compensation risk assessment

39 2024 Proxy Statement

Compensation Components
To assist in understanding the intended goals of the committee, the committee has described, at a high level, each of the primary compensation elements for fiscal 2024 in the following table:
Element	Purpose	Key Features
Annual Base Salary	• Provide a fixed level of compensation • Reflect competitive practices	• Set salary levels based on an assessment of: ○ Level of responsibility ○ Experience and time in position ○ Individual performance ○ Future potential ○ Competitiveness ○ Internal pay equity considerations
Annual Short-Term Incentive Compensation	• Provide formulaic incentives to achieve our financial performance objectives • Link pay to performance
• Cash incentives earned on the basis of adjusted operating income, free cash flow and, as applicable, business unit performance
• Incentive payouts range from threshold to maximum levels, depending on level of performance
• Fiscal 2024 financial goals were established with a higher achievement threshold than for fiscal 2023
• Performance below threshold level results in no payout

Annual Long-Term Incentive Compensation – Performance Units
• Provide executive officers with incentives to focus on execution and achievement of long-term success through performance-based equity compensation with multi-year vesting requirements
• Align executive officers’ interests with the interests of our shareholders

• Fiscal 2024 grants based on 3-year cumulative non-GAAP adjusted earnings per diluted share
• Awards payable at 50% of target if a threshold level of performance is achieved and 160% of target if a maximum level of performance is achieved
• Awards are further subject to an rTSR modifier, with up to a 25% up or down modification

Annual Long-Term Incentive Compensation – Stock Options	• Align executive officers’ interests with those of shareholders through a focus on stock price performance and shareholder value creation	• 10-year term • 3-year ratable vesting
Annual Long-Term Incentive Compensation – Restricted Stock Units (“RSUs”)	• Provide opportunities for equity accumulation and alignment with shareholders • Support leadership retention objectives	• 3-year ratable vesting
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Base Salary
The committee annually reviews base salaries for the executive officers to determine whether adjustment is warranted in consideration of the factors identified in the above table.
For fiscal 2024, the committee maintained the base salary for our Chief Executive Officer and approved base salary increases ranging between 3.0% and 6.5% for our other named executive officers. These increases were in recognition of their performance and in consideration of the market for comparable executives and became effective on July 1, 2023. Specific base salary increases are set forth in the table below.
Executive	Fiscal 2023 Base Salary	Percentage Increase (FY24 over FY23)	Fiscal 2024 Base Salary
Donald J. Zurbay	$900,000	—	$900,000
Kevin M. Barry	$480,000	3.0%	$494,400
Kevin M. Pohlman	$500,000	3.0%	$515,000
Les B. Korsh	$450,200	6.5%	$479,500
Timothy E. Rogan	$430,500	5.0%	$452,000
For fiscal 2025, the committee increased the base salary for our Chief Executive Officer by approximately 3% and increased base salaries between 4% and 6% for our other named executive officers. These increases were in recognition of their performance and in consideration of the market for comparable executives and became effective on July 1, 2024.
Management Incentive Compensation Plan (“MICP”)
The named executive officers are eligible to earn annual cash incentive compensation under the MICP. For fiscal 2024, a cash incentive is payable if a specified level of performance is achieved, and the ultimate payout varies with performance.
For fiscal 2024, the committee determined that for all named executive officers (other than business unit heads), annual cash incentives for fiscal 2024, if any, would be earned on the basis of consolidated adjusted operating income weighted at 70% and consolidated free cash flow weighted at 30%. Such weightings were made (1) to emphasize the importance of fiscal 2024 operational results to our company’s long-term success, (2) to align executive compensation with enterprise performance objectives, (3) to maintain our ability to attract and retain executive talent, and (4) in consideration of existing best practices around key design features.
The fiscal 2024 payout curve and adjusted operating income and free cash flow performance goals were set in respect of the committee’s desire to establish a short-term incentive program that would serve to drive performance and incentivize management.
As the committee considers various factors in MICP opportunity, design and goal calibration, it focuses on:
•	Pay prominence and differentiation, with a goal of analyzing peer benchmarking information while taking into account factors unique to Patterson;
•
Internal factors and considerations, including internal pay equity, the degree to which pay will foster retentions and individual-specific factors such as performance, importance of role, future leadership potential, and tenure, among other things;

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•	Pay commensurate with experience as well as pay progression influenced by performance and tenure;
•	Pay and performance orientation; and
•	Target pay taking into account financial performance.
Actual incentive payouts under the MICP for our named executive officers (other than business unit heads) were calculated as follows:
MICP for Named Executive Officers (Other than Business Unit Heads)
Level of Achievement	Consolidated Adjusted Operating Income ($M) (70% weight)	Consolidated Free Cash Flow ($M) (30% weight)	Payout Percentage of Target
Threshold	$289.4	$149.1	50%
Target	$340.4	$175.4	100%
Maximum	$408.5	$210.5	175%
Actual Outcome	$303.9	$171.3	72.33%
% of Target	89.3%	97.7%
As shown in the table above, the financial performance metrics under the fiscal 2024 MICP funded at 72.33% of management’s aggregate targeted annual cash incentive compensation.
Mr. Rogan’s MICP opportunity as then President of Patterson Dental was tied to a different set of financial performance metrics. The committee took similar action with respect to the alignment of financial performance objectives to which Mr. Rogan’s compensation was tied and used a combination of enterprise financial objectives and financial objectives specific to our Dental business unit. The financial performance objectives for Mr. Rogan under the MICP varied according to performance outcomes as follows:
MICP for Named Executive Officer (Dental Business Unit Head)
Level of Achievement	Business Unit Adjusted Operating Income ($M) (50% weight)	Consolidated Adjusted Operating Income ($M) (20% weight)	Consolidated Free Cash Flow ($M) (30% weight)	Payout Percent of Target
Threshold	$222.8	$289.4	$149.1	50%
Target	$262.1	$340.4	$175.4	100%
Maximum	$314.5	$408.5	$210.5	175%
Actual Outcome	$223.7	$303.9	$171.3	65.67%
% of Target	85.3%	89.3%	97.7%
As shown in the table above, for fiscal 2024, the financial performance metrics under the MICP for Mr. Rogan funded at 65.67% of target.
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Fiscal 2024 incentive payments across our MICP for each named executive officer are set forth in the following table:
Executive	Ending Fiscal 2024 Base Salary	MICP Target Award % of Base Salary	Target MICP Award	Total Payment as a % of Target	Total MICP Payment
Donald J. Zurbay	$900,000	125%	$1,125,000	72.33%	$813,713
Kevin M. Barry	$494,400	75%	$370,800	72.33%	$268,200
Kevin M. Pohlman	$515,000	75%	$386,250	72.33%	$279,375
Les B. Korsh	$479,500	75%	$359,625	72.33%	$260,117
Timothy E. Rogan	$452,000	65%	$293,800	65.67%	$192,938
For fiscal 2025, the committee maintained the MICP target award percent of base salary for our named executive officers who are currently employed by our company in consideration of the market for comparable executives and our financial performance.
Long-Term Incentives
Our fiscal 2024 long-term incentive program for named executive officers delivered 50% of the long-term incentive opportunity in performance units, 25% in stock options, and 25% in restricted stock units. The table below highlights the value and number of awards granted to each of our named executive officers (a thorough description of each vehicle follows).
Executive	Performance Units ($/#)	Stock Options ($/#)	Restricted Stock Units ($/#)	Total ($)
Donald J. Zurbay	$2,000,000	$1,000,000	$1,000,000	$4,000,000
	60,132	93,633	30,066
Kevin M. Barry	$400,000	$200,000	$200,000	$800,000
	12,026	18,727	6,013
Kevin M. Pohlman	$600,000	$300,000	$300,000	$1,200,000
	18,040	28,090	9,020
Les B. Korsh	$550,000	$275,000	$275,000	$1,100,000
	16,536	25,749	8,268
Timothy E. Rogan	$375,000	$187,500	$187,500	$750,000
	11,274	17,556	5,637
Note: The above awards were granted on July 1, 2023. The 50%, 25% and 25% mix between these awards is based on dollar value rather than the actual number of shares or units awarded.
For fiscal 2025, the committee increased the total long-term incentive program value for our Chief Executive Officer from $4,000,000 to $4,550,000, and approved increases ranging from $100,000 to $300,000 for our other named executive officers who are currently employed by our company, in recognition of their performance and in consideration of the market for comparable executives.
Fiscal 2024 Performance Units
The actual number of fiscal 2024 performance units that are earned and vested is based on our three-year cumulative adjusted earnings per share and rTSR results. The committee selected three-year cumulative non-GAAP adjusted earnings per share to focus on sustained execution. This structure maintains management’s focus
43 2024 Proxy Statement

on earnings per share while preserving a relative performance component and a multi-year performance measurement period. The committee believes this incentive framework for fiscal 2024 is strongly aligned with shareholder interests and is consistent with shareholder feedback.
As we do with our MICP, performance goals and actual achievement are disclosed at the end of the performance period.
Following completion of the three-year cumulative performance period associated with the fiscal 2024 grant of performance units, a cumulative rTSR modifier based on Patterson’s performance against the S&P 400 Mid-Cap Index is applied to the number of performance units earned. The rTSR modifier may result in an adjusted payout equal to 37.5% of target if a threshold level of performance is achieved and an adjusted maximum payout of 200% of target. The committee regards this potential adjustment as an appropriate balancing of pay-for-performance objectives with retention considerations.
Relative TSR Modifier for Fiscal 2024 Performance Units
If Patterson’s 3-year relative TSR is:	Then the number of performance units conditionally earned based on financial performance is:
At or below the 25th percentile	Multiplied by 0.75x
At or above the 80th percentile	Multiplied by 1.25x
Note: Adjustments for levels achieved between the 25th and 80th percentile are linearly interpolated.
The below chart shows potential award scenarios:
100% on 3-Year Cumulative EPS with a 3-Year rTSR Modifier for Fiscal 2024 Performance Units (0.75 – 1.25x factor) = PSU Award
	% Achieved	% Target Paid	rTSR Modifier	% Payout
Maximum	115%	160%	1.25x	200.0%
Target	100%	100%	1.00x	100.0%
Threshold	90%	50%	0.75x	37.5%
Fiscal 2024 Stock Option Grants and Fiscal 2024 Restricted Stock Units
Stock options continued to be an element of our committee’s long-term incentive strategy for fiscal 2024 with 25% of the long-term incentive value delivered in the form of stock options. Multi-year vesting requirements require long-term growth in our company’s stock price for executives to receive value from these awards. Stock options granted in fiscal 2024 under the long-term incentive program vest one-third each year, starting one year after grant, and expire after 10 years.
While the committee adheres to an overall executive compensation program that is heavily performance-based, the committee also recognizes the importance of leadership retention and stock ownership. Therefore, 25% of the long-term incentive value is delivered in service-based RSUs. RSUs granted in fiscal 2024 under the long-term incentive program vest one-third each year, starting one year after grant.
The committee regarded the design of these elements of long-term incentive compensation for fiscal 2024 as inspiring long-term perspective, encouraging shareholder value creation and aligning interests of management and shareholders.
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Fiscal 2022 Performance Units
The actual number of performance units that were conditionally earned and vested under the fiscal 2022-2024 cycle was based on the achievement of our three-year cumulative adjusted earnings per share goal.
Metric	Threshold	Target	Maximum	Actual
3-Year Cumulative Adjusted EPS	$6.11	$6.79	$7.81	$6.81
Performance Range (% Achieved)	90%	100%	115%	100%
Payout Range (% Target Paid)	50%	100%	175%	100%
Following completion of the three-year cumulative performance period associated with the fiscal 2022 grant of performance units, a cumulative rTSR modifier based on our performance against the S&P 400 Mid-Cap Index was applied to the number of performance units conditionally earned and vested based on performance using the following schedule.
Relative TSR Modifier for Fiscal 2022 Performance Units
If Patterson’s 3-year relative TSR is:	Then the number of performance units conditionally earned based on financial performance is:
At or below the 25th percentile	Multiplied by 0.75x
At or above the 80th percentile	Multiplied by 1.25x
Note: Adjustments for levels achieved between the 25th and 80th percentile are linearly interpolated.
Based on actual performance results, the rTSR modifier applied was 0.8191, resulting in a cumulative payout percentage of 81.91% of target for the fiscal 2022 grant of performance units as shown in the following table.
Performance Achievement	rTSR Modifier	Payout with rTSR Modifier
100% payout conditionally earned	0.8191	81.91% with rTSR modifier (100% before rTSR modifier)
The final calculation for the fiscal 2022 grant of performance units for each named executive officer is shown in the following table.
Executive	PSU Value	PSU #	Weighted Results	Shares Before rTSR Modifier	rTSR Modifier	Shares After rTSR Modifier
Donald J. Zurbay (a)	$600,000	19,500	100%	19,500	0.8191	15,973
Kevin M. Barry	$125,000	4,062	100%	4,062	0.8191	3,328
Kevin M. Pohlman	$300,000	9,750	100%	9,750	0.8191	7,987
Les B. Korsh	$275,000	8,937	100%	8,937	0.8191	7,321
Timothy E. Rogan	$250,000	8,253	100%	8,253	0.8191	6,761
(a)	Mr. Zurbay received this award of performance units prior to his appointment as Chief Executive Officer.
45 2024 Proxy Statement

Incentive Programs for Fiscal 2025
As our company executes against its strategic business objectives, the committee continues to review the incentive compensation structure to ensure it is consistent with the committee’s compensation philosophy and strategy and supports our company’s commitment to create value for all shareholders. The committee considered market benchmarks for our named executive officers, market rates of pay, and related pay philosophies to guide its review of compensation programs and target incentive opportunities for fiscal 2025.
The committee determined to continue to base 2025 MICP on consolidated adjusted operating income, consolidated free cash flow and, for the business unit heads, business unit adjusted operating income. After consideration of the prevalent practice of peers, the committee set maximum performance goals at 120% of target (corresponding to a maximum payout of 175%) and threshold performance goals of 85% of target (corresponding to a threshold payout of 50%). All executives’ non-equity incentive plan compensation for fiscal 2025 will be based on our company’s performance against these financial goals.
Our fiscal 2025 long-term incentive program for named executive officers was updated to provide that 50% of the long-term incentive opportunity will be delivered in the form of performance units and 50% will be delivered in the form of restricted stock units. We determined to not use stock options in fiscal 2025, and therefore increase the proportion of restricted stock units in the long-term incentive program. Restricted stock units promote retention and align the interests of executives with those of shareholders. Additionally, total performance units earned over the applicable 3-year cycle will for fiscal 2025 be subject to a 3-year relative TSR modifier based on Patterson’s TSR against the Russell 2000 Index. The modifier may adjust payouts up to 25% up or down, resulting in an adjusted payout equal to 37.5% of target if a threshold level of performance is achieved and an adjusted maximum payout of 200% of target if a maximum level of performance is achieved. We determined to use the Russell 2000 Index as a broad-based measure of the performance of small-cap stocks following the movement of Patterson’s stock from the S&P 400 Mid-Cap Index to the S&P 600 Small-Cap Index in January 2024.
Other Executive Compensation Arrangements, Policies and Practices
Stock Ownership Guidelines. The committee believes that promoting share ownership aligns the interests of our executives and non-employee directors with those of our shareholders and provides strong motivation to build shareholder value. Under the stock ownership guidelines, which were last reviewed and revised by the committee in June 2020, the following persons are expected to own shares of a value equal to a multiple of their annual base pay, or annual cash retainer, as follows:
•	Chief Executive Officer – 5x annual base salary
•	All Direct Reports to the Chief Executive Officer – 3x annual base salary
•	Non-Employee Directors – 5x annual cash retainer
Executives and non-employee directors are expected to achieve target levels over a period of five years. If an executive or non-employee director is below the guideline, he or she is expected to retain 50% of the net shares (after satisfying tax obligations) resulting from the vesting, settlement or exercise, as applicable, of all stock options, restricted stock awards, restricted stock units, performance units, or other equity-based awards. As of May 15, 2024, our company’s named executive officers and directors were in compliance with applicable stock ownership guidelines.
“Clawback” Provisions. Effective October 2, 2023, the committee adopted a mandatory clawback policy (the “Clawback Policy”) providing for the recovery of erroneously awarded incentive-based compensation, as required by Rule 10D-1 under the Exchange Act and applicable Marketplace Rules of the NASDAQ Stock Market. In the event of an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws, the Clawback Policy requires us to recover (subject to certain narrow exceptions) from current and former executive officers certain erroneously awarded incentive-based compensation for which payment or vesting is or was predicated upon the achievement of specified financial
46 2024 Proxy Statement

results that are impacted by the restatement. The amount of compensation that may be impacted by the Clawback Policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated based on the updated financial statements. The recovery of such compensation applies regardless of whether a covered executive officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the accounting restatement. Our Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 27, 2024.
In addition to the mandatory Clawback Policy, our Omnibus Plan contains “clawback” provisions. If the committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the plan defines such terms, while providing services to the company, or after termination of such services, all rights of the participant under the plan and any agreements evidencing an incentive award the participant then holds will terminate and be forfeited. In addition, the committee may require the participant to return to the company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement. In addition, all awards under the plan are subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.
Insider Trading Policy and Prohibition on Hedging and Pledging of Company Stock. We have adopted a Securities Trading and Information Disclosure Policy governing the purchase, sale and/or other dispositions of our securities by our company’s and our subsidiaries’ directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards of the NASDAQ Stock Market. If a director, officer or employee has material non-public information relating to our company, neither that person nor any related person may buy or sell Patterson securities or engage in any other action to take advantage of, or pass on to others, that information.
Our Securities Trading and Information Disclosure Policy also prohibits short sales of company securities (a sale of securities which are not then owned) and other speculative trading of company securities. No director, officer or other employee is permitted to enter into any arrangement or agreement involving writing or trading in options, warrants, puts, calls or other derivative securities on company securities, to engage in any hedging transactions including the use of prepaid variable forwards, equity swaps, collars or exchange funds, or to hold company securities in a margin account or otherwise pledge company securities as collateral for a loan. In addition, such policy discourages the use of standing and limit orders on company securities, except under an approved Rule 10b5-1 plan. Our Securities Trading and Information Disclosure Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 27, 2024.
Policies and Practices Related to the Grant of Certain Equity Awards. For fiscal 2025, the committee determined to update the long-term incentive program to remove stock options from the long-term incentive pay mix. Because our company does not grant stock options or awards with option-like features, we have not adopted a policy relative to the granting of such awards.
Executive Nonqualified Excess Plan. Our company maintains an executive nonqualified deferred compensation plan under which executives may participate. The company does not make any contributions to such plan and all amounts outstanding thereunder consist solely of participant contributions and are fully vested. The amounts deferred into such plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six-month delay in certain circumstances) or a change in control of our company. Further information regarding nonqualified deferred compensation is reported in the Nonqualified Deferred Compensation table below.
Health, Welfare and Retirement Benefits. Patterson provides a full range of benefits to its executives, including the standard medical, dental and disability benefits generally available to our employees. Our company also sponsors a qualified 401(k) plan which allows participants to make plan contributions on a pre-tax basis.
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Perquisites and Other Personal Benefits. Patterson provides named executive officers with the following perquisites and other personal benefits that the committee believes are reasonable and consistent with its overall compensation philosophy:
•
Automobile Allowance: Pursuant to a policy adopted in August 2023, we pay a monthly automobile allowance designed to enable executives to purchase or lease an automobile suitable for business use. Under our former program, we paid certain costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds.

•
Executive Physicals: Executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by our company.

•
Executive Life Insurance Premiums: Executives participate in a company-sponsored executive life insurance program. This program provides named executive officers with a life insurance benefit equal to three times their base salary plus the targeted annual incentive under the MICP. The life insurance benefit is capped at $1,300,000. Premiums, which are set each June, are paid by our company through a payroll gross-up.

•
Amounts Reimbursed for the Payment of Taxes: Patterson pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal 2024, Patterson reimbursed executives for the payment of taxes on automobile allowance under the former program, executive life insurance premiums and commuting expenses.

•
Company Contributions to the 401(k): Our company made an annual contribution to the company’s 401(k) based on company performance and other considerations equal to a certain percentage of an executive’s eligible compensation, subject to certain statutory limitations.

•
Travel Benefit: Expenses incurred by executives and family members while attending special events or trips scheduled as rewards for incentivizing sales or other business achievements and for family members traveling with executives for any purpose, are reported as imputed income to the executive.

•
Commuting Expenses: On a case by case basis, Patterson pays amounts necessary to cover the commuting expenses of named executive officers who reside in locations other than in the Minneapolis/St. Paul metropolitan area.

Employment and Other Severance, Change-in-Control and Related Agreements
Patterson has agreements with its named executive officers providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants. When establishing those benefits and the level of those benefits, the committee considered the competitive market for comparable executives and the benefits provided by comparable companies. The committee believes that competition for executive talent primarily affects the aggregate level of the target total direct compensation opportunity. However, the committee also believes it is critical to our company’s long-term performance to offer other compensation opportunities, including severance and change-in-control benefits, that are broadly commensurate with competitive alternatives. The committee also believes that the issuance of inducement equity awards and other one-time equity awards as consideration for the restrictive covenants contained in such agreements serves to align named executive officer and shareholder interests and, as to the inducement awards, were necessary to attract and retain senior executive talent.
48 2024 Proxy Statement

In particular, our company has entered into individual agreements with our named executive officers that provide for severance benefits upon involuntary termination without cause. Such benefits, receipt of which is conditioned upon executive’s execution and delivery of a release of all potential claims against us, consist of:
•	18 months of base salary (24 months in the case of our President and Chief Executive Officer);
•	Cash incentive compensation equal to an average of the last three years of actual MICP incentives;
•	Proration of the current year MICP incentive based on actual performance; and
•	18 months of paid COBRA premiums.
Our individual agreements with named executive officers also provide certain change-in-control benefits, in lieu of the above-referenced severance benefits, that are triggered if either of the following occurs within 24 months after a change in control (as defined in each agreement):
•	Our company terminates the executive’s employment with Patterson for a reason other than cause (as defined in the agreement); or
•	The executive terminates his or her employment with Patterson for good reason (as defined in the agreement).
Such change-in-control benefits, receipt of which is also conditioned upon executive’s execution and delivery of a release of potential claims against us, consist of:
•	24 months of base salary (36 months in the case of our President and Chief Executive Officer);
•	Cash incentive compensation equal to the then-current target MICP incentive;
•	Proration of the current year MICP incentive based on target performance; and
•	18 months of paid COBRA premiums.
The committee designed these agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Patterson and its shareholders, without having to be concerned about their future employment. The committee believes that retaining the services of key executives during a change-in-control scenario is critical to maximizing shareholder value. These agreements help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. The agreements providing for change-in-control benefits do not contain excess parachute payment tax gross-up provisions.
The committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interest of Patterson. The committee considered competitive market data and governance best practices information provided by its independent compensation consultant. The committee also evaluated the cost to our company of these arrangements and the potential payout levels to each affected executive officer under various scenarios. In approving these agreements, the committee determined that their cost to our company and our shareholders was reasonable and not excessive, given the benefit conferred on our company. See “Potential Payments upon Termination or Change-in-Control” for further information regarding such agreements.
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Our company’s equity plans and inducement awards issued outside such plans also provide change-in-control benefits. Our Omnibus Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which the committee believes enables our company to better balance the employee’s need for certainty with the interests of our shareholders.
•
The Amended and Restated Equity Incentive Plan, under which no new awards may be granted and under which all outstanding awards are fully vested, provides that all restrictions on the awards lapse in the event of a change in control, as defined in such plan.

•
Under the Omnibus Plan, if the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. The inducement awards issued outside our company’s equity plans provide for the same change-in-control benefits.

Other Related Considerations
Compensation Risk Assessment. The committee annually considers the designs of our executive compensation programs relative to risk. This assessment includes an analysis of our overall compensation philosophy, the program value and plan design, and our governance processes to ensure that we are promoting superior performance in a responsible way relative to risk. In addition, in May 2024, the committee worked with Semler Brossy in the assessment of the potential for risk stemming from our compensation programs, including financial risk, operation risk, reputation risk and talent risk. Following its assessment, including its review of the report of its compensation consultant, the committee concluded that our executive compensation programs are unlikely to create a material adverse effect on Patterson.
Impact of Tax and Accounting Treatment on Compensation. In structuring our executive compensation programs, the committee takes into account the impact of various tax and accounting rules. Compensation paid to any of our covered employees in excess of $1 million per taxable year generally will not be deductible. The committee intends to continue to compensate our named executive officers in a manner consistent with the best interests of Patterson and its shareholders. The committee also considers the impact of Section 409A, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.
Compensation and Human Capital Committee Report
Our Compensation and Human Capital Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” that appears herein. In addition, the committee has reviewed and discussed with management the disclosure with respect to human capital that appears in our Annual Report on Form 10-K for the fiscal year ended April 27, 2024. Based on such review and discussions, the committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and, thereby, in our Annual Report on Form 10-K for the fiscal year ended April 27, 2024.
Respectfully submitted,
/s/ Alex N. Blanco, Chair
/s/ Ellen A. Rudnick
/s/ Jody H. Feragen
/s/ Neil A. Schrimsher
The Compensation and Human Capital Committee
50 2024 Proxy Statement

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for fiscal 2022, 2023 and 2024. The terms and conditions of our agreements with our named executive officers are described below in “Potential Payments upon Termination or Change-in-Control.”
Name and Principal Position (a)	Fiscal Year	Salary ($) (b)	Stock Awards ($) (c)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($) (d)	All Other Compen-sation ($) (e)	Total ($)
Donald J. Zurbay Chief Executive Officer	2024	900,001	3,063,124	1,000,000	813,713	118,674	5,895,511
	2023	756,831	2,420,372	1,468,751	769,379	125,535	5,540,867
	2022	570,689	1,126,784	301,880	539,036	51,307	2,589,695
Kevin M. Barry Chief Financial Officer	2024	491,908	612,604	200,004	268,200	55,894	1,628,611
	2023	386,416	529,929	70,001	255,875	51,348	1,293,569
Kevin M. Pohlman Chief Operating Officer	2024	512,404	918,958	300,001	279,375	99,705	2,110,444
	2023	461,258	847,338	162,504	293,216	91,409	1,855,726
	2022	423,546	545,662	150,944	330,944	131,826	1,582,922
Les B. Korsh Chief Legal Officer and Corporate Secretary	2024	474,429	842,344	274,999	260,117	118,429	1,970,318
	2023	447,933	584,757	150,001	268,137	73,636	1,524,464
	2022	434,658	509,048	138,360	298,491	156,982	1,537,539
Timothy E. Rogan Former President, Patterson Dental	2024	448,279	574,332	187,498	192,938	85,205	1,488,253
	2023	428,337	413,765	137,498	218,909	49,174	1,247,683
(a)
Mr. Zurbay, who also serves as one of our directors, became our President and Chief Executive Officer in October 2022. He had previously served as our Chief Financial Officer since June 2018. Mr. Barry became our Chief Financial Officer in December 2022. He had previously served as our Interim Chief Financial Officer from October 2022 to December 2022 and in other finance capacities for our company since 2017. Mr. Pohlman became our Chief Operating Officer in December 2022. He had previously served as President of Patterson Animal Health since July 2017. Mr. Korsh, who became our Chief Legal Officer and Corporate Secretary in March 2022, had previously served as our Vice President, General Counsel and Secretary since July 2015. Mr. Rogan resigned from his position as President, Patterson Dental in May 2024, which position he had held since July 2021.

(b)
Includes amounts foregone at the election of the executive pursuant to The Executive Nonqualified Excess Plan. Further information regarding such amounts is reported in the Nonqualified Deferred Compensation table below.

(c)
Represents the aggregate grant date fair value of restricted stock units and performance units assuming target performance computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate such value is set forth in Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 27, 2024. Reflects 100% of the target performance units for the FY24 grant with a three-year performance cycle (fiscal 2024-2026). For more details on how performance is calculated, please see “Compensation Discussion and Analysis – Compensation Decisions – Long-Term Incentives” in this proxy statement. The grant date fair value of the performance-related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 781. Additionally, for the FY23 grants, as required under FASB ASC Topic 718, the full grant date fair value of the rTSR modifier for the entire three-year performance cycle is included in the amounts shown and was determined using a Monte Carlo valuation model on the date the performance units were awarded.

(d)	Represents cash compensation earned under our MICP.
51 2024 Proxy Statement

(e)	All other compensation for fiscal 2024 was as set forth in the table below.
Name	Automobile Allowance ($) *	Executive Physicals ($)	Executive Life Insurance Premiums ($)	Reimburse- ment for the Payment of Taxes ($)	Company Contribu- tions to 401(k) ($)	Travel Benefit ($)	Commuting Expenses ($)	Dividends ($)	Total ($)
Donald J. Zurbay	10,596	—	5,409	8,194	12,641	3,889	—	77,944	118,674
Kevin M. Barry	14,926	1,915	3,943	8,229	13,399	—	—	13,482	55,894
Kevin M. Pohlman	13,097	1,939	6,182	16,664	13,408	1,660	16,265	30,490	99,705
Les B. Korsh	48,857	—	4,612	9,063	13,606	4,465	—	27,827	118,429
Timothy E. Rogan	46,541	—	2,502	8,316	13,498	—	—	14,349	85,205
*	Includes fair market value of automobiles purchased by Messrs. Korsh and Rogan at the end of their leases under the former program, which fair market value represents imputed income to the executive.
52 2024 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth estimated information on fiscal 2024 payouts under non-equity incentive plan awards and equity incentive plan awards granted in fiscal 2024 to our named executive officers. The terms and conditions applicable to these awards are described in “Compensation Discussion and Analysis” and “Outstanding Equity Awards at Fiscal Year-End.”
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (c)			Estimated Future Payouts Under Equity Incentive Plan Awards (d)			All Other Stock Awards: Number of Shares of Stock or Units (#) (e)	All Other Option Awards: Number of Securities Underlying Options (#) (f)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (g)
Name	Type of Grant (a)	Grant Date	Date of Action (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald J. Zurbay	MICP	7/1/2023	6/12/2023	562,500	1,125,000	1,968,750	—	—	—	—	—	—	—
	PSU	7/1/2023	6/12/2023	—	—	—	22,550	60,132	120,264	—	—	—	2,063,129
	RSU	7/1/2023	6/12/2023	—	—	—	—	—	—	30,066	—	—	999,995
	SO	7/1/2023	6/12/2023	—	—	—	—	—	—	—	93,633	33.26	1,000,000
Kevin M. Barry	MICP	7/1/2023	6/12/2023	185,400	370,800	648,900	—	—	—	—	—	—	—
	PSU	7/1/2023	6/12/2023	—	—	—	4,510	12,026	24,052	—	—	—	412,612
	RSU	7/1/2023	6/12/2023	—	—	—	—	—	—	6,013	—	—	199,992
	SO	7/1/2023	6/12/2023	—	—	—	—	—	—	—	18,727	33.26	200,004
Kevin M. Pohlman	MICP	7/1/2023	6/12/2023	193,125	386,250	675,938	—	—	—	—	—	—	—
	PSU	7/1/2023	6/12/2023	—	—	—	6,765	18,040	36,080	—	—	—	618,952
	RSU	7/1/2023	6/12/2023	—	—	—	—	—	—	9,020	—	—	300,005
	SO	7/1/2023	6/12/2023	—	—	—	—	—	—	—	28,090	33.26	300,001
Les B. Korsh	MICP	7/1/2023	6/12/2023	179,813	359,625	929,344	—	—	—	—	—	—	—
	PSU	7/1/2023	6/12/2023	—	—	—	6,201	16,536	33,072	—	—	—	567,350
	RSU	7/1/2023	6/12/2023	—	—	—	—	—	—	8,268	—	—	274,994
	SO	7/1/2023	6/12/2023	—	—	—	—	—	—	—	25,749	33.26	274,999
Timothy E. Rogan	MICP	7/1/2023	6/12/2023	146,900	293,800	514,150	4,228	—	—	—	—	—	—
	PSU	7/1/2023	6/12/2023	—	—	—	—	11,275	22,550	—	—	—	386,845
	RSU	7/1/2023	6/12/2023	—	—	—	—	—	—	5,637	—	—	187,487
	SO	7/1/2023	6/12/2023	—	—	—	—	—	—	—	17,556	33.26	187,498
(a)
“MICP” means estimated possible payout of annual incentive compensation under the 2024 Management Incentive Compensation Plan. “PSU” means estimated future payout under fiscal 2024 performance unit. “RSU” means restricted stock unit award. “SO” means non-qualified stock options.

(b)	Represents date on which values of the awards were approved by the Compensation and Human Capital Committee.
(c)	Represents the range of potential payments under the MICP for fiscal 2024.
(d)
Represents the range of potential performance unit payouts for the fiscal 2024-2026 three-year PSU grant; earned performance units are paid in common stock, which is subject to application of an rTSR modifier at the end of the three-year period. Our performance units are discussed under the caption “Compensation Discussion and Analysis – Compensation Decisions – Long-Term Incentives” in this proxy statement.

53 2024 Proxy Statement

(e)
Represents restricted stock units which vest one-third each year, starting one year after grant. Dividends declared and paid on shares of our common stock are accrued at the same rate, as dividend equivalents, on these restricted stock units. Accrued amounts are forfeitable and not paid until the related award vests. No preferential dividends are paid on such awards.

(f)	Represents ten-year stock options which vest one-third each year, starting one year after grant.
(g)
Represents the grant date fair value of performance units, restricted stock units and stock options awarded to each named executive officer, computed in accordance with FASB ASC Topic 718. As required under FASB ASC Topic 718, these amounts include the value of the award contingent upon our company’s financial performance and the full grant date fair value for the rTSR modifier. See footnote (c) to the Summary Compensation Table in this proxy statement for further details.

54 2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2024.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald J. Zurbay	7/1/2023	—	93,633 (a)	33.26	7/1/2033	30,066 (b)	774,801	60,132 (c)	1,549,602
	7/1/2022	11,953 (a)	23,942 (a)	30.59	7/1/2032	6,948 (b)	179,050	20,840 (c)	537,047
	12/5/2022	44,632 (a)	89,401 (a)	28.99	12/5/2032	26,448 (b)	681,565	—	—
	7/1/2021	25,195 (a)	12,636 (a)	30.77	7/1/2031	3,251 (b)	83,778	19,500 (c)	502,515
	7/14/2020	57,819 (a)	—	23.57	7/14/2030	—	—	—	—
	7/1/2019	78,829 (a)	—	22.25	7/1/2029	—	—	—	—
	7/1/2018	33,363 (d)	—	22.48	7/1/2028	—	—	—	—
	6/29/2018	99,250 (a)	—	22.67	6/29/2028	—	—	—	—
Kevin M. Barry	7/1/2023	—	18,727 (a)	33.26	7/1/2033	6,013 (b)	154,955	12,026 (c)	309,910
	7/1/2022	2,625 (a)	5,258 (a)	30.59	7/1/2032	1,526 (b)	39,325	4,577 (c)	117,949
	12/15/2022	—	—	—	—	6,220 (b)	160,289	—	—
	7/1/2021	2,624 (a)	2,633 (a)	30.77	7/1/2031	678 (b)	17,472	4,062 (c)	104,678
	7/14/2020	7,334 (a)	—	23.57	7/14/2030	—	—	—	—
	7/1/2019	30,030 (a)	—	22.25	7/1/2029	—	—	—	—
	8/1/2018	12,392 (a)	—	24.21	8/1/2028	—	—	—	—
Kevin M. Pohlman (f)	7/1/2023	—	28,090 (a)	33.26	7/1/2033	8,683 (b)	223,761	18,040 (c)	464,891
	7/1/2022	—	12,207 (a)	30.59	7/1/2032	3,542 (b)	91,277	10,624 (c)	273,780
	12/15/2022	6,299 (a)	—	—	—	5,182 (b)	133,540	—	—
	7/1/2021	—	6,318 (a)	30.77	7/1/2031	1,626 (b)	41,902	9,750 (c)	251,258
	7/14/2020	16,503 (a)	—	23.57	7/14/2030	—	—	—	—
	7/1/2019	33,784 (a)	—	22.25	7/1/2029	—	—	—	—
	7/1/2018	13,345 (d)	—	22.48	7/1/2028	—	—	—	—
	8/7/2017	5,539 (d)	—	39.23	8/7/2027	—	—	—	—
	7/1/2017	13,935 (d)	—	47.51	7/1/2027	—	—	—	—
Les B. Korsh	7/1/2023	—	25,749 (a)	33.26	7/1/2033	8,268 (b)	213,066	16,536 (c)	426,133
	7/1/2022	5,773 (a)	11,267 (a)	30.59	7/1/2032	3,270 (b)	84,268	9,807 (c)	252,726
	7/1/2021	—	5,792 (a)	30.77	7/1/2031	1,490 (b)	38,397	8,937 (c)	230,306
	7/14/2020	16,503 (a)	—	23.57	7/14/2030	—	—	—	—
	7/1/2019	33,784 (a)	—	22.25	7/1/2029	—	—	—	—
	7/1/2018	14,179 (d)	—	22.48	7/1/2028	—	—	—	—
	7/1/2017	11,845 (d)	—	47.51	7/1/2027	—	—	—	—
	7/1/2016	10,379 (d)	—	48.47	7/1/2026	—	—	—	—
	7/1/2015	25,000 (e)	—	56.66	7/1/2025	—	—	—	—
55 2024 Proxy Statement

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy E. Rogan	7/1/2023	—	17,556 (a)	32.26	7/1/2033	5,637 (b)	145,265	11,275 (c)	290,557
	7/1/2022	3,044 (a)	10,328 (a)	30.59	7/1/2032	2,997 (b)	77,233	8,990 (c)	231,672
	7/19/2021	2,361 (a)	3,054 (a)	29.91	7/19/2031	767 (b)	19,766	4,597 (c)	118,465
	7/1/2021	—	2,370 (a)	300.77	7/1/2031	610 (b)	15,720	3,656 (c)	94,215
	7/1/2019	33,784 (a)	—	22.25	7/1/2029	—	—	—	—
	8/1/2018	13,941 (a)	—	24.21	8/1/2028	—	—	—	—
	7/1/2015	40,000 (e)	—	56.66	7/1/2025	—	—	—	—
(a)	Represents nonqualified stock options, which vest one-third each year, starting one year after grant.
(b)	Represents restricted stock units, which vest one-third each year, starting one year after grant.
(c)	Represents unearned performance units subject to a three-year performance period and an rTSR modifier, which vest three years after grant. Presented at target value.
(d)	Represents nonqualified stock options, which vest in full three years after grant.
(e)	Represents nonqualified stock options, which vest 25% one year after grant, another 25% two years after grant and the remaining 50% three years after grant.
(f)
Pursuant to the Omnibus Plan, once an employee becomes retirement eligible (i.e., age 55 with at least 10 years of service), RSUs granted in a given year must be reported as income in the year of grant for Federal Insurance Contributions Act purposes, which became applicable to Mr. Pohlman for fiscal year 2024. Therefore, amounts presented are net of shares withheld to satisfy the FICA and related federal tax-withholding obligations of Mr. Pohlman.

56 2024 Proxy Statement

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald J. Zurbay	—	—	62,172	1,932,052
Kevin M. Barry	—	—	12,170	376,242
Kevin M. Pohlman	—	—	24,122	765,053
Les B. Korsh	—	—	21,217	685,272
Timothy E. Rogan	—	—	6,056	197,022
For stock awards, the numbers in the table above represent restricted stock units awarded during prior fiscal years that vested during fiscal 2024. The values in the table above are based on the closing price of our common stock on the date the shares vested.
Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation of our named executive officers during fiscal 2024.
Name	Executive Contributions in Last FY ($) (a)	Registrant Contributions in Last FY ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Donald J. Zurbay	—	—	—	—	—
Kevin M. Barry	51,175	—	17,029	—	103,468
Kevin M. Pohlman	—	—	2,530	—	43,346
Les B. Korsh	—	—	80,418	—	493,043
Timothy E. Rogan	—	—	—	—	—
(a)	Amounts reported in this column are also reported as salary and/or non-equity incentive plan compensation in the Summary Compensation Table.
(b)	We do not make any contributions to The Patterson Companies, Inc. Nonqualified Deferred Compensation Plan.
(c)	Amounts reported in this column are not reported as compensation in the Summary Compensation Table.
Our nonqualified deferred compensation plan, entitled The Patterson Companies, Inc. Nonqualified Deferred Compensation Plan, permits participants to elect to defer up to 70% of their base salary, up to 70% of any performance-based compensation, and up to 70% of commissions. We do not make any contributions to such plan and all amounts outstanding thereunder consist solely of participant contributions and earnings and are fully vested. Any deferral elections are made under the plan pursuant to a participation agreement with the participant. Deferred amounts are contributed to individual deferred compensation accounts. The participants self-direct the notional investment of deferred contribution accounts in investment funds from a selection made available by our committee designated to administer the plan. The participation agreement specifies payment options elected by the participant (lump sum, annual installments or a combination of both). The amounts deferred into such plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain circumstances) or a change in control of our company.
57 2024 Proxy Statement

Potential Payments upon Termination or Change-in-Control
Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table. The table assumes a termination date and, where applicable, a change-in-control date of April 27, 2024, and a stock price of $25.77 per share, which was the closing price of one share of our common stock on April 26, 2024 (the last business day of our last completed fiscal year). The amounts set forth below exclude the aggregate balance held by the named executive officer in The Executive Nonqualified Excess Plan, which would also become payable upon termination, death, disability or retirement. Please refer to the Nonqualified Deferred Compensation table to review such additional amounts.
	Donald J. Zurbay	Kevin M. Barry	Kevin M. Pohlman	Les B. Korsh
Involuntary Termination without Cause
Severance/Salary Continuation	$2,507,376	$975,372	$1,073,678	$994,832
Annual Cash Incentive	$813,713	$268,200	$279,375	$260,117
Continuing Company-Paid Health Benefits	$51,966	$44,552	$35,807	$45,913
Total	$3,373,054	$1,288,125	$1,388,860	$1,300,861

Involuntary Termination without Cause following Change-in-Control, or Voluntary Termination for Good Reason following Change-in-Control
Severance/Salary Continuation	$3,825,000	$1,359,600	$1,416,250	$1,318,625
Annual Cash Incentive	$1,125,000	$370,800	$386,250	$359,325
Gain on Accelerated Stock Options	—	—	—	—
Accelerated Restricted Stock and Performance Units Awards	$4,308,357	$904,579	$1,480,409	$1,244,897
Continuing Company-Paid Health Benefits	$51,966	$44,552	$35,807	$45,913
Total	$9,310,323	$2,679,531	$3,318,716	$2,969,060

Death or Disability
Gain on Accelerated Stock Options	—	—	—	—
Accelerated Restricted Stock and Performance Units Awards	$502,515	$104,678	$251,258	$230,306
Total	$502,515	$104,678	$251,258	$230,306

Retirement
Accelerated Restricted Stock and Performance Unit Awards	—	—	$1,480,409	—
Total	—	—	$1,480,409	—

58 2024 Proxy Statement

Agreements with Named Executive Officers Who Are Currently Employed by Our Company
Patterson has entered into agreements with its named executive officers who are currently employed by our company providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants.
•
In October 2022, we entered into an employment agreement with Mr. Zurbay. Under the terms of the agreement, Mr. Zurbay’s initial term of employment as our President and Chief Executive Officer will continue until October 11, 2025, at which time, unless notice to the contrary has been provided, the term will renew for successive 12-month periods. The agreement provides for an annual base salary of at least $900,000 as well as participation in our other employee benefit plans and reimbursement for business expenses. Mr. Zurbay also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to our MICP. If performance at target under the MICP is achieved, Mr. Zurbay’s annual cash incentive compensation would be at least $1,125,000 for any full year of employment. In addition, Mr. Zurbay is eligible to receive annual long-term equity-based incentive compensation pursuant to our Omnibus Plan, or any successor plan thereto, which awards currently consist of 50% performance stock units and 50% restricted stock units, with an aggregate target value of at least $3,500,000 for any full year of employment. Mr. Zurbay’s base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation will be reviewed on an annual basis and may be increased by the Board during the initial term or any renewal term. In June 2024, the committee determined to increase the long-term incentive program value for Mr. Zurbay from $4,000,000 to $4,550,000 for fiscal 2025. Mr. Zurbay’s employment agreement also provided for certain one-time incentive awards. On December 5, 2022, Mr. Zurbay was granted (1) a restricted stock unit award under the Omnibus Plan covering a number of shares of our common stock with a value of $1,150,000 based on the per-share closing price of our common stock on December 5, 2022, and (2) a non-statutory stock option under the Omnibus Plan with an approximate value of $1,150,000, a per-share exercise price equal to the per-share closing price of our common stock on December 5, 2022, and a term of ten years. Such awards will vest, assuming continued employment, to the extent of 33.33% of the award on the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant. If, during the initial term of Mr. Zurbay’s employment as our President and Chief Executive Officer or any renewal term, we terminate Mr. Zurbay without cause, Mr. Zurbay would be entitled to severance benefits including 24 months of base salary, cash incentive compensation equal to an average of the last three years of actual MICP incentives, proration of the current year MICP incentive based on actual performance, and 18 months of COBRA. With a change in control, such severance benefits would include 36 months of base salary, cash incentive compensation equal to his then current target MICP incentive, proration of the current year MICP incentive based on target performance, and 18 months of COBRA. Mr. Zurbay has also agreed to certain nondisclosure and non-disparagement provisions during the initial term and any time thereafter, and certain non-competition and non-solicitation provisions during the initial term and for three years thereafter.

•
In connection with his promotion to Chief Financial Officer in December 2022, we agreed to provide Mr. Barry with an annual base salary of $480,000 as well as continued participation in our other employee benefit plans and reimbursement for business expenses. Mr. Barry also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. If performance at target under the MICP is achieved, Mr. Barry’s annual cash incentive compensation would be 75% of base salary for any full year of employment. In addition, Mr. Barry is eligible to receive annual long-term equity-based incentive compensation pursuant to the Omnibus Plan, or any successor plan thereto, which awards currently consist of 50% performance stock units and 50% restricted stock units. Mr. Barry’s annual base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis. In June 2024, the committee determined to increase the long-term incentive program value for Mr. Barry from $800,000 to $950,000 for fiscal 2025. In connection with his promotion, Mr. Barry also received a one-time incentive award. On December 15, 2022, Mr. Barry was granted a restricted stock

59 2024 Proxy Statement

unit award under the Omnibus Plan covering a number of shares of our common stock with a value of $260,000 based on the per-share closing price of our common stock on December 15, 2022. Such award will vest, assuming continued employment, to the extent of 33.33% of the award on the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant.
•
In connection with his promotion to Chief Operating Officer in December 2022, we agreed to provide Mr. Pohlman with an annual base salary of $500,000 as well as continued participation in our other employee benefit plans and reimbursement for business expenses. Mr. Pohlman also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. If performance at target under the MICP is achieved, Mr. Pohlman’s annual cash incentive compensation would be 75% of base salary for any full year of employment. In addition, Mr. Pohlman is eligible to receive annual long-term equity-based incentive compensation pursuant to the Omnibus Plan, or any successor plan thereto, which awards currently consist of 50% performance stock units and 50% restricted stock units. Mr. Pohlman’s annual base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis. In June 2024, the committee determined to increase the long-term incentive program value for Mr. Pohlman from $1,200,000 to $1,500,000 for fiscal 2025. In connection with his promotion, Mr. Pohlman also received a one-time incentive award. On December 15, 2022, Mr. Pohlman was granted a restricted stock unit award under the Omnibus Plan covering a number of shares of our common stock with a value of $225,000 based on the per-share closing price of our common stock on December 15, 2022. Such award will vest, assuming continued employment, to the extent of 33.33% of the award on the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant.

•
Between June 2018 and December 2022, we entered into restrictive covenants, severance and change-in-control agreements with Messrs. Barry, Pohlman and Korsh. The agreements provide the executives with certain severance benefits. In connection with a termination of the executive’s employment without cause (as defined), the executive will receive in equal monthly installments over an 18-month period (A) cash in an amount equal to the sum of (i) one-and-one-half (1.5) times the executive’s then current base salary and (ii) the average of the executive’s annual cash incentive compensation paid under the MICP for each of the last three full fiscal years prior to the year in which the executive’s employment is terminated, (B) cash in an amount equal to the executive’s prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on actual performance through the date of termination, and (C) if timely elected, up to 18 months of COBRA. In the event that (x) the executive’s employment is terminated without cause (as defined) or (y) the executive resigns for good reason (as defined), in either case within two years immediately following a change in control (as defined), the executive will, in lieu of the above-described severance benefits, receive in a lump sum (A) cash in an amount equal to the sum of (i) two times the executive’s then current base salary and (ii) the executive’s target annual cash incentive compensation under the MICP for the fiscal year in which the executive’s employment is terminated, (B) cash in an amount equal to the executive’s prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on the executive’s target award through the date of termination, and (C) if timely elected, up to 18 months of COBRA. In exchange for the severance benefits, the executive must sign and not revoke a waiver and release agreement. In consideration of the severance benefits and the below-described restricted stock unit award, each executive also has agreed to certain restrictive covenants including but not limited to post-employment non-compete and non-solicitation provisions for a restricted period (as defined). The restricted period is eighteen (18) months following the voluntary or involuntary termination of executive’s employment for whatever reason; provided, however, that it shall be twenty-four (24) months following (i) the involuntary termination of executive’s employment without cause (as defined) within two years immediately following a change in control (as defined) or (ii) the executive’s resignation for good reason (as defined) within two years immediately following a change in control (as defined). Each executive further agreed that we may terminate the executive’s right to any unvested restricted stock unit award issued in consideration of such agreement, and may require reimbursement to our company by the executive of any incentive compensation previously paid or vested within the prior 12-month period, in certain circumstances. Upon entry into such agreements, Messrs. Barry, Pohlman

60 2024 Proxy Statement

and Korsh each received a one-time restricted stock unit award with the following values under our Omnibus Plan: Mr. Barry received the one-time December 2022 award described above ($260,000), Mr. Pohlman ($1,250,000), and Mr. Korsh ($1,500,000). For Mr. Barry, such award will vest, assuming continued employment, to the extent of 33.33% of the award or the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant. For Messrs. Pohlman and Korsh, such award vested to the extent of 25% of the award on June 11, 2019, 25% of the award on June 11, 2020, and the remaining 50% of the award on June 11, 2021.
•
Our equity plans and inducement awards issued outside such plans also provide change-in-control benefits. Our Omnibus Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which we believe enables us to better balance the employee’s need for certainty with the interests of our shareholders.

•
Our Amended and Restated Equity Incentive Plan, under which no new awards may be granted and under which all outstanding awards are fully vested, provides that all restrictions on the awards lapse in the event of a change-in-control, as defined in such plan.

•
Under our Omnibus Plan, if the surviving or acquiring company in a change-in-control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change-in-control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change-in-control. The inducement awards issued outside our equity plans provide for the same change-in-control benefits.

Agreement with Named Executive Officer Who is No Longer Employed by Our Company
Tim E. Rogan ceased serving as President of Patterson Dental following the end of fiscal 2024. On May 8, 2024, we entered into a transition and separation agreement with Mr. Rogan pursuant to which he served in a non-officer Special Advisor capacity through August 2, 2024 during which period he agreed to be available to advise us on certain matters at our sole request. On August 2, 2024, Mr. Rogan’s employment with our company ended (the “Termination Date”). The period between May 10, 2024 and the Termination Date is the “Transition Period.” During the Transition Period, he (a) continued to be paid his current annual salary of $452,000, (b) remained eligible to receive non-equity incentive plan compensation for the fiscal 2024 under the MICP, (c) continued to vest in his existing equity awards, and (d) remained eligible to participate in our company’s employee benefit plans, subject to plan terms. In connection with his involuntary termination without cause, upon signing a supplemental release at the end of the Transition Period, Mr. Rogan will receive a severance payment of $906,097, which will be paid in installments over the course of 18 months, and up to 18 months of company-paid COBRA premiums. The severance payment represents the sum of (i) $678,000 (representing 1.5 years of salary) and (ii) $228,097 (representing the average of Mr. Rogan’s MICP payments for fiscal 2022-2024). Among other restrictive covenants, Mr. Rogan has acknowledged and agreed to certain post-employment non-compete and non-solicitation provisions through February 2, 2026.
Compensation Policies and Practices as They Relate to Risk Management
Our Compensation and Human Capital Committee conducts an annual risk assessment of our company’s compensation policies and practices for all employees, including our named executive officers. As part of annual risk assessment noted above in “Compensation Discussion and Analysis,” the committee reviewed our company’s risk assessment process and results and determined that our company’s compensation policies and practices for all employees are unlikely to create a material adverse effect on Patterson.
61 2024 Proxy Statement

CEO Pay Ratio
Congress has enacted requirements commonly referred to as “pay ratio” rules under Dodd-Frank. As required by these rules and Item 402(u) of Regulation S-K, we have calculated:
•	The estimated median of the annual total compensation of all employees, except our President and Chief Executive Officer (our “non-CEO median employee”);
•	The annualized total compensation of our President and Chief Executive Officer (our “CEO”); and
•	The estimated ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee.
In fiscal 2024, to identify our non-CEO median employee, we used a commonly accepted compensation measure, “total cash compensation,” calculated including annual base pay plus all commissions and bonuses paid during the fiscal year. We used April 26, 2024, the last business day of fiscal 2024, as our determination day, and included all 7,753 full-time, part-time, seasonal, and temporary employees then working for Patterson Companies, Inc. globally, other than our CEO. We annualized pay for those who commenced work during the fiscal year. For fiscal 2024, using the identified non-CEO median employee we identified, we calculated annual total compensation for both our CEO and our non-CEO median employee, using the same definition for total compensation set forth in this proxy statement’s Summary Compensation Table plus the value of benefits and employer retirement contributions not reported therein. These benefits include company contributions to the medical, dental and basic life insurance plans and 401(k) employer match. Our non-CEO median employee’s annual total compensation for fiscal 2024 under this definition was $86,663.
For purposes of this computation, our CEO’s annualized total compensation for fiscal 2024 was $5,930,521, which consisted of a base salary of $900,001, equity grants with a total grant date fair value of $4,063,125, $813,713 in non-equity incentive plan compensation, and all other compensation, including the value of benefits, totaling $153,683.
Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee was 68:1.
Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated pay ratio reported above should not be used as a basis for comparison between companies.
62 2024 Proxy Statement

Pay Versus Performance
As a result of the rules adopted by the Securities and Exchange Commission under Dodd-Frank and Item 402(v) of Regulation S-K (“PvP Rules”), we are providing the following information about the relationship between “compensation actually paid” to our CEO (referred to below as our Principal Executive Officer or PEO) and average “compensation actually paid” to our other named executive officers (“Non-PEO NEOs”) and certain metrics of our financial performance for the last four years, in each case, calculated in accordance with the PvP Rules. For purposes of this disclosure, “compensation actually paid” or “CAP” to our PEO and Non-PEO NEOs represents an amount calculated based on the Securities and Exchange Commission’s prescribed formula. CAP is not compensation actually earned by or paid to our NEOs in each respective year.
Pay Versus Performance Table
							Value of initial fixed $100 investment based on
Fiscal Year	Summary Compensation Table Total for Current PEO (Zurbay)	Compensation Actually Paid to Current PEO (Zurbay) (1)	Summary Compensation Table Total for Former PEO	Compensation Actually Paid to Former PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Shareholder Return (4)	Peer Total Shareholder Return (5)	Net Income/ (Loss) (in millions)	Adjusted EPS (6)
2024	$5,895,511	$4,193,703	—	—	$1,799,406	$1,315,949	$194.05	$143.72	$185.5	$2.30
2023	$5,540,867	$3,667,482	$6,074,640	($7,551,398)	$1,416,731	$670,895	$197.07	$136.20	$206.6	$2.42
2022	—	—	$7,142,343	$4,514,488	$1,783,376	$1,342,942	$215.55	$130.95	$201.7	$2.09
2021	—	—	$4,757,845	$17,291,216	$1,347,273	$4,100,888	$226.65	$127.38	$155.1	$1.91
(1)
The dollar amounts reported in this column represent the CAP to our current PEO, Mr. Zurbay, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Zurbay during the applicable year. In accordance with the PvP Rules, adjustments were made to Mr. Zurbay’s total compensation to determine the CAP as shown in the Adjustment Tables below.

(2)
The dollar amounts reported in this column represent the CAP to our former PEO, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our former PEO during the applicable year. In accordance with the PvP Rules, adjustments were made to our former PEO’s total compensation to determine the CAP as shown in the Adjustment Tables below.

(3)
The dollar amounts reported in this column represent the CAP to our Non-PEO NEOs as a group, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the PvP Rules, adjustments were made to our Non-PEO NEOs’ total compensation to determine the CAP as shown in the Adjustment Tables below. Our Non-PEO NEOs in fiscal 2024 were Messrs. Barry, Pohlman, Korsh and Rogan. Our Non-PEO NEOs in fiscal 2023 were Messrs. Barry, Pohlman, Korsh and Rogan and Ms. Frohning. Our Non-PEO NEOs in fiscal 2022 were Messrs. Zurbay, Pohlman and Korsh and Ms. Frohning.

(4)	Cumulative shareholder returns reflect $100 invested as of market close on April 24, 2020, the final trading day of our company’s fiscal year ended April 25, 2020 (“fiscal 2020”).
(5)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Health Care Index.

(6)
Reflects our company’s selected measure of adjusted EPS for each respective year as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement, with such adjustments as described in the applicable Compensation Discussion and Analysis.

63 2024 Proxy Statement

Adjustment Tables
The following table sets forth adjustments from the Summary Compensation Table (“SCT”) to CAP to our current PEO, Mr. Zurbay.
Equity Addition to SCT Total for Current PEO
Fiscal Year	SCT Total	(Minus) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year (1)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	Plus/(Minus) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Plus/(Minus) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Compensation Actually Paid (2)
2024	$5,895,511	($4,063,125)	$(4,593,074)	$3,054,233	$2,457,768	$1,442,390	$4,193,703
2023	$5,540,867	($3,889,123)	$3,113,226	($1,062,922)	($34,566)	—	$3,667,482
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—
(1)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
(2)
The equity award adjustments for each applicable year to calculate the CAP include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments are not applicable for any of the Adjustment Tables and are therefore omitted: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. We had neither changes in the actuarial present value of pension benefits nor pension benefit adjustments.

64 2024 Proxy Statement

The following table sets forth adjustments from the SCT to CAP to our former PEO.
Equity Addition to SCT Total for Former PEO
Fiscal Year	SCT Total	(Minus) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year (1)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	Plus/(Minus) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Plus/(Minus) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Compensation Actually Paid (2)
2024	—	—	—	—	—	—	—
2023	$6,074,640	($5,323,127)	—	—	($107,722)	($8,195,189)	($7,551,398)
2022	$7,142,343	($4,703,083)	$4,366,883	($1,798,226)	($493,429)	—	$4,514,488
2021	$4,757,845	($2,181,598)	$6,938,194	$6,059,476	$1,717,299	—	$17,291,216
(1)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
(2)
The equity award adjustments for each applicable year to calculate the CAP include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments are not applicable for any of the Adjustment Tables and are therefore omitted: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. We had neither changes in the actuarial present value of pension benefits nor pension benefit adjustments.

The following table sets forth adjustments from the average SCT to the average amount of CAP to our Non-PEO NEOs.
Equity Addition to SCT Total for Non-PEO NEOs
Fiscal Year	Average SCT Total	(Minus) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year (1)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	Plus/(Minus) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Plus/(Minus) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	Average Compensation Actually Paid (2)
2024	$1,799,406	($977,685)	($1,083,692)	$747,146	$485,960	$344,813	$1,315,949
2023	$1,416,731	($723,144)	$438,869	($239,944)	($12,003)	($209,614)	$670,895
2022	$1,783,376	($852,067)	$791,512	($324,290)	($55,589)	—	$1,342,942
2021	$1,347,273	($402,747)	$1,279,702	$1,564,227	$312,433	—	$4,100,888
(1)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
65 2024 Proxy Statement

(2)
The equity award adjustments for each applicable year to calculate the CAP include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments are not applicable for any of the Adjustment Tables and are therefore omitted: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. We had neither changes in the actuarial present value of pension benefits nor pension benefit adjustments.

List of Most Important Financial Measures
The following list sets forth financial performance measures that we considered to be the most important in how CAP was linked to our company performance during fiscal 2024.
•	Adjusted EPS
For each year disclosed in our Compensation Discussion and Analysis, adjusted earnings per share is used in our long-term incentive program. Our Compensation and Human Capital Committee determined that this structure maintains management’s focus on execution while preserving a multi-year performance measurement period. The committee believes this incentive framework is strongly aligned with shareholder interests and is consistent with shareholder feedback. Adjusted earnings per share is a non-GAAP financial metric. See the reconciliation of GAAP to non-GAAP financial measures table, which appears as Annex A to this proxy statement, for further information regarding our adjusted financial metrics.
•	Adjusted Operating Income
For each year disclosed in our Compensation Discussion and Analysis, adjusted operating income is used in our short-term incentive program. Our Compensation and Human Capital Committee determined that this structure drives performance and incentivizes management. The committee believes this incentive framework is strongly aligned with shareholder interests and is consistent with shareholder feedback. Adjusted operating income is a non-GAAP financial metric. See the reconciliation of GAAP to non-GAAP financial measures table, which appears as Annex A to this proxy statement, for further information regarding our adjusted financial metrics.
•	Free Cash Flow
For each year disclosed in our Compensation Discussion and Analysis, free cash flow is used in our short-term incentive program. Our Compensation and Human Capital Committee determined that this structure drives performance and incentivizes management. The committee believes this incentive framework is strongly aligned with shareholder interests and is consistent with shareholder feedback. We define free cash flow as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables. See the free cash flow disclosures, which appear on Annex A to this proxy statement, for further information.
66 2024 Proxy Statement

Description of Pay Versus Performance
As described in Compensation Discussion and Analysis, a significant portion of annual target compensation awarded to management is compensation at risk because it depends on our company’s performance against pre-established performance goals under our MICP and LTIP, including stock price performance. The amounts reflected as “Compensation Actually Paid” represent a new required calculation of compensation that differs from our Summary Compensation Table calculation of compensation, primarily regarding equity valuation. This “Compensation Actually Paid” calculation methodology also differs from how our Compensation and Human Capital Committee views annual compensation decisions.
The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our TSR during fiscal years 2021 through 2024 versus the Dow Jones U.S. Health Care Index.

Patterson & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 4/25/2020
$20
$15
$10
$5
$0
-$5
-$10
$250
$200
$150
$100
$50
$0
$226.65
$17.29
$215.55
$197.07
$194.05
$127.38
$130.95
$136.20
$143.72
$4.10
$4.51
$4.19
$3.67
$1.34
$0.67
$1.32
($7.55)
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
PDCO TSR
Dow Jones U.S. Health Care Index TSR

67 2024 Proxy Statement

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our net income during fiscal years 2021 through 2024.

Patterson Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$20
$15
$10
$5
$0
-$5
-$10
$250
$200
$150
$100
$50
$0
$17.29
$4.10
$155
$202
$207
$186
$1.34
$4.51
$3.67
$0.67
($7.55)
$4.19
$1.32
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Net Income ($M)

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our adjusted EPS, our primary company-selected measure, during fiscal years 2021 through 2024.

Patterson Adjusted EPS vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EPS
$20
$15
$10
$5
$0
-$5
-$10
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$17.29
$1.91
$2.09
$2.42
$2.30
$4.10
$4.51
$3.67
$4.19
$1.34
$0.67
$1.32
($7.55)
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Adjusted EPS

68 2024 Proxy Statement

Proposal No. 3:
Ratification of Selection of
Independent Registered Public Accounting Firm
Our Audit and Finance Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending April 26, 2025. If the shareholders do not ratify the selection at the meeting, such committee will consider selection of another firm of independent registered public accountants, but reserves the right to uphold the selection.
Representatives of EY are expected to be present at the virtual annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.
Principal Accountant Fees and Services
EY was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by EY for such fiscal years were as follows:
	Fiscal Year Ended April 27, 2024	Fiscal Year Ended April 29, 2023
Audit Fees	$3,059,000	$2,988,000
Audit-Related Fees	80,000	80,000
Tax Fees	97,000	94,000
All Other Fees	2,000	4,000
Total	$3,238,000	$3,166,000
Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings. Audit-related fees were for employee benefit plan audits, audits in connection with proposed transactions, and due diligence assistance on proposed transactions. Tax fees were for assistance with U.S. and international tax compliance, planning, transaction cost analyses and other tax advisory services related to various company initiatives. All other fees were for use of an online research tool proprietary to EY.
Our Audit and Finance Committee pre-approved all of the services we received from EY during fiscal 2024. Our Audit and Finance Committee also has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Audit and Finance Committee Report” below.
69 2024 Proxy Statement

The projects and categories of service are as follows:
Audit. These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act of 2002.
Audit Related Services. These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.
Tax Services. Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.
Other Services. The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.
Audit and Finance Committee Report
As noted above, our Audit and Finance Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements included in our company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2024 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.
After each fiscal quarter but prior to the filing of the related periodic report, our Audit and Finance Committee reviews and discusses with management and our independent registered public accounting firm the results of the most recently completed fiscal quarter. The committee held six meetings during fiscal 2024.
Our Audit and Finance Committee has established procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. To report such matters, please call 877-888-0040.
EY has been our company’s independent registered public accounting firm since 1985. When, in accordance with Securities and Exchange Commission rules and EY policies, the lead audit partner is required to rotate after a maximum of five consecutive years of service in that capacity or due to other circumstances, the process for selection of our company’s lead audit partner pursuant to this rotation policy involves a meeting between the chair of our Audit and Finance Committee and the candidate for the role, as well as discussion by the full committee and with management. Our company’s lead audit partner was most recently changed at the conclusion of the audit for fiscal 2022.
Our Audit and Finance Committee reviewed with EY, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee has discussed with EY the firm’s independence from management and our company, including the matters in the written disclosures and the letter the committee received from EY as required by the applicable requirements of
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the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY during the year on such firm’s independence prior to the commencement of the non-audit services.
Our Audit and Finance Committee is committed to ensuring the independence of our company’s independent registered public accountants and directs significant attention toward the appropriateness of the outside auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.
As a matter of policy, the independent registered public accountants will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with our Audit and Finance Committee the services the outside auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The committee pre-approves all audit and non-audit services provided by the company’s outside auditor.
Our Chief Financial Officer is responsible for the implementation of the Audit and Finance Committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from EY during fiscal 2024.
Our Audit and Finance Committee discussed with our company’s internal auditors and EY the overall scope and plans for their respective audits. The committee meets with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to our Board (and our Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 27, 2024, for filing with the Securities and Exchange Commission.
The Audit and Finance Committee and our Board have recommended and seek shareholder ratification of the selection of EY as our company’s independent registered public accounting firm for the year ending April 26, 2025. In making this recommendation, the committee evaluated the independence of EY, their knowledge and experience with our company, the quality of their past work for our company, their industry knowledge, data relating to their audit quality and performance, and the level of fees to be charged for the audit services. The committee and our Board believe that the appointment of EY as our company’s independent registered public accounting firm is in the best interests of our shareholders and our company.
Respectfully submitted,
/s/ Robert C. Frenzel, Chair
/s/ Meenu Agarwal
/s/ Jody H. Feragen
/s/ Philip G.J. McKoy
/s/ Ellen A. Rudnick
/s/ Pamela J. Tomczik
The Audit and Finance Committee
Recommendation of the Board
Our Audit and Finance Committee and our Board of Directors recommend that you vote FOR the ratification of the selection of EY as our independent registered public accounting firm for the fiscal year ending April 26, 2025.
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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Directors and Executive Officers
The following tables set forth certain information regarding beneficial ownership of our common stock as of July 19, 2024 by (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table, and (c) the current directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (a)	Percent of Class (b)
Donald J. Zurbay	638,081 (c)(d)	*
Kevin M. Pohlman	283,007 (c)(d)	*
Les. B. Korsh	263,110 (c)(d)	*
Timothy E. Rogan	180,721 (c)(d)	*
Kevin M. Barry	116,029 (c)(d)	*
John D. Buck	85,049	*
Ellen A. Rudnick	75,715	*
Jody H. Feragen	49,325 (e)	*
Neil A. Schrimsher	40,968	*
Alex N. Blanco	33,480	*
Robert C. Frenzel	30,422	*
Philip G.J. McKoy	10,294	*
Meenu Agarwal	4,968	*
Pamela J. Tomczik	—	—
All current directors and executive officers as a group (14 persons)	1,654,674 (f)	1.9%
*	Less than 1% of the outstanding shares of common stock.
(a)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120. On December 31, 2023, the Patterson Companies, Inc. Employee Stock Ownership Plan (ESOP) was merged into the Patterson Companies, Inc. 401(k) Plan, thereby creating a 401(k) plan with an ESOP component (the “Patterson Company Stock Fund (ESOP)” and, the merged 401(k) plan, the “KSOP”). Includes shares of common stock allocated to the

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accounts of executive officer plan participants in the Patterson Company Stock Fund (ESOP). Such shares are voted in accordance with the direction of plan participants. On standard proposals, shares as to which no direction is made by plan participants are voted in accordance with the directions provided by the named fiduciary of the KSOP. As to proposals for which a preliminary proxy statement must be filed (“non-standard proposals”), shares as to which no direction is made by plan participants are voted in the same proportion on each issue as shares for which directions have been provided by plan participants are voted.
(b)
Percentage of beneficial ownership is based on 88,144,355 shares outstanding as of July 19, 2024. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(c)
Includes the following shares allocated to the Patterson Company Stock Fund (ESOP) accounts of the following persons: Donald J. Zurbay (1,198 shares); Kevin M. Pohlman (1,864 shares); Les B. Korsh (2,215 shares); Timothy E. Rogan (16,927 shares); and Kevin M. Barry (1,622 shares).

(d)
Includes shares purchasable by the named person upon the exercise of options granted under our Amended and Restated Equity Incentive Plan, our Omnibus Plan or as inducement awards issued outside such plans: Donald J. Zurbay (406,811 shares); Kevin M. Pohlman (122,487 shares); Les B Korsh (157,130 shares); Timothy E. Rogan (120,118 shares); and Kevin M. Barry (72,802 shares).

(e)	Of the shares reported as beneficially owned, 1,000 shares are held in a revocable trust of which Ms. Feragen is a trustee.
(f)
Includes 7,858 shares allocated to the Patterson Company Stock Fund (ESOP) accounts of current executive officers, 761,920 shares purchasable upon the exercise of options, and 303,093 shares over which there is sole voting power but no investment power.

Security Ownership of Certain Beneficial Owners
The following table shows all entities that are the beneficial owners of more than 5% of our common stock as of July 19, 2024.
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (a)	Percent of Class (b)
BlackRock, Inc.	10,743,847 (c)	12.2%
The Vanguard Group	9,287,365 (d)	10.5%
(a)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120. On December 31, 2023, the Patterson Companies, Inc. Employee Stock Ownership Plan (ESOP) was merged into the Patterson Companies, Inc. 401(k) Plan, thereby creating a 401(k) plan with an ESOP component (the “Patterson Company Stock Fund (ESOP)” and, the merged 401(k) plan, the “KSOP”). As of July 19, 2024, the Patterson Company Stock Fund (ESOP) held 7,603,705 shares of common stock, all of which had been allocated to the accounts of plan participants. Such shares are voted in accordance with the direction of plan participants. On standard proposals, shares as to which no direction is made by plan participants are voted in accordance with the directions provided by the named fiduciary of the KSOP. As to proposals for which a preliminary proxy statement must be filed (“non-standard proposals”), shares as to which no direction is made by plan participants are voted in the same proportion on each issue as shares for which directions have been provided by plan participants are voted.

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(b)	Percentage of beneficial ownership is based on 88,144,355 shares outstanding as of July 19, 2024.
(c)
As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 24, 2024. The Schedule 13G/A reports that BlackRock is a parent holding company/control person for BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which entity beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G/A), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The Schedule 13G/A reports that BlackRock has sole voting power over 10,541,005 shares and sole dispositive power over 10,743,847 shares. The Schedule 13G/A further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares. The reporting person’s address is 50 Hudson Yards, New York, NY 10001.

(d)
As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 13, 2024. The Schedule 13G/A reports that Vanguard is an investment adviser with sole voting power over no shares, shared voting power over 79,177 shares, sole dispositive power over 9,115,326 shares, and shared dispositive power over 172,039 shares. The clients which The Vanguard Group serves as investment adviser, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, the reported shares. Not more than 5% of the security class being reported on Schedule 13G/A is owned by any one client subject to the investment advice of The Vanguard Group. The reporting person’s address is 100 Vanguard Blvd., Malvern, PA 19355.

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Certain Relationships and Related Transactions
Our Audit and Finance Committee, which is responsible for reviewing any proposed transaction with a related person, has adopted a written policy and procedures for the review, approval and ratification of any related person transaction requiring disclosure under Item 404(a) of Regulation S-K. This policy states that such committee is responsible for reviewing and approving or disapproving all related person transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. There were no transactions requiring disclosure under Item 404(a) of Regulation S-K during fiscal 2024. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit and Finance Committee pursuant to the foregoing policy.
Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.
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Equity Compensation Plan Information
The following table provides information as of April 27, 2024 about our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,188,032 (2)	$32.12	9,330,680 (3)
Equity compensation plans not approved by security holders	99,250 (4)	$22.67	—
Total	2,287,282	$31.65	9,330,680
(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding performance unit awards, which have no exercise price.
(2)
Represents (a) 288,706 shares of our common stock to be issued upon exercise of outstanding stock options under the Amended and Restated Equity Incentive Plan, and (b) 1,608,704 shares of our common stock to be issued upon exercise of outstanding stock options and 290,622 performance units granted at target and unvested under the Omnibus Plan.

(3)
Represents (a) 8,502,401 shares of our common stock available for issuance under the Omnibus Plan, which replaced our Amended and Restated Equity Incentive Plan (under which no new awards may be granted and under which all outstanding awards are fully vested), (b) 657,508 shares of our common stock available for issuance under the Employee Stock Purchase Plan, and (c) 170,771 shares of our common stock available under the 2014 Sharesave Plan.

(4)	Represents shares of our common stock to be issued upon exercise of outstanding stock options granted to Mr. Zurbay as an inducement to his employment.
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Information Concerning Solicitation and Voting
This proxy statement is furnished, and votes on the proposals in this proxy statement are solicited, by the Board of Directors of Patterson Companies, Inc. and contains information relating to the annual meeting of shareholders to be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 16, 2024.
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, instead of mailing printed copies of those materials to each shareholder. Accordingly, a Notice Regarding the Availability of Proxy Materials will be mailed on or about August 2, 2024 to shareholders who owned our common stock at the close of business on July 19, 2024. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice Regarding the Availability of Proxy Materials or request that a printed set of the proxy materials be sent to them by following the instructions therein.
The Notice Regarding the Availability of Proxy Materials will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?
The Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
How can I access the proxy materials over the Internet?
The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card provided by your broker, trustee or nominee, will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.
How may I obtain a paper copy of the proxy materials?
Shareholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.
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What is the purpose of the virtual annual meeting?
At our virtual annual meeting, shareholders will vote on the following items of business:
•	The election of nine directors to have terms expiring in 2025, and until their successors shall be elected and duly qualified;
•	Advisory approval of executive compensation; and
•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2025.
Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
What are the Board’s recommendations?
Our Board of Directors recommends that you vote:
•	FOR election of each of the nominees for director (see Proposal No. 1);
•	FOR advisory approval of executive compensation (see Proposal No. 2); and
•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2025 (see Proposal No. 3).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.
What shares are entitled to vote?
As of July 19, 2024, the record date for the meeting, we had 88,144,355 shares of common stock outstanding and approximately 1,600 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors. Shares are counted as present if either the shareholder votes online at the virtual annual meeting, or has properly submitted a proxy by Internet, by telephone, or by mail.
How can I vote by proxy in advance of the virtual annual meeting?
Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the virtual annual meeting. There are three ways to vote by proxy:
By Internet. Shareholders who receive a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who receive a paper copy of a proxy card or voting instruction card provided by their broker, trustee or nominee by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
By Telephone. Shareholders of record may submit proxies by telephone by following the instructions set forth on the website listed on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on the notice or proxy card available when voting by telephone.
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By Mail. Shareholders who request and receive a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.
How do I vote my shares in the Patterson Company Stock Fund (ESOP)?
If you participate in the Patterson Company Stock Fund (ESOP), follow the directions on your proxy card to vote shares allocated to your account in the ESOP component of the KSOP, and such shares will be voted in accordance with your directions. For standard proposals, if you do not provide direction on or before Wednesday, September 11, 2024, your shares will be voted in accordance with the directions provided by the named fiduciary of the KSOP. For non-standard proposals, if any, if you have not provided your directions by that deadline, your shares will be voted in the same proportion on each issue as shares for which directions have been provided by plan participants are voted.
Who can attend the virtual annual meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend and participate in the virtual annual meeting by accessing www.virtualshareholdermeeting.com/PDCO2024. To join the annual meeting, you will need to have your 16-digit control number, which is included on your Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Wednesday, September 11, 2024, so that you can be provided with a control number and gain access to the meeting. Shareholders may vote electronically and submit questions online while attending the virtual annual meeting.
The live audio webcast of the annual meeting will begin promptly at 4:30 p.m., Central Daylight Saving Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the online annual meeting login page at www.virtualshareholdermeeting.com/PDCO2024.
How can I vote my shares at the virtual annual meeting?
To vote your shares online at the virtual annual meeting, please visit www.virtualshareholdermeeting.com/PDCO2024 and enter the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
Even if you plan to attend the virtual annual meeting online, we recommend that you vote by proxy in advance of the annual meeting as described above so that your vote will be counted if you later decide not to attend the annual meeting. For additional information, please see “How can I vote by proxy in advance of the virtual annual meeting?” above.
To vote your shares without attending the virtual annual meeting, please follow the instructions for Internet or telephone voting contained in the Notice Regarding the Availability of Proxy Materials. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the virtual annual meeting online. If you are a shareholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. All shares represented by a valid proxy received prior to the annual meeting will be voted.
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Can I change my vote or revoke my proxy after I submit my vote?
Yes. If you vote prior to the meeting, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting. You may automatically revoke your proxy by attending the virtual annual meeting online and voting online at the meeting. Attending the virtual annual meeting online without voting at such meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, you may submit new voting instructions to your broker, trustee or nominee. Another means to revoke your proxy or change your proxy or voting instructions is to send a written notice via email to investor.relations@pattersoncompanies.com before the beginning of the annual meeting.
What constitutes a quorum?
The presence at the virtual annual meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Because brokers cannot vote shares on their customers’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 2 in this proxy statement, without receiving voting instructions from a customer, if a broker does not receive voting instructions from its customer concerning a non-routine proposal and is precluded from voting on that proposal, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on such proposals.
What vote is required to approve each item?
Proposal No. 1. Assuming the presence of a quorum, election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. For additional information, please see “How does the director resignation policy work?” below.
Proposal Nos. 2 and 3. Assuming the presence of a quorum, the affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals.
What is the effect of an abstention or broker non-vote on each proposal?
With respect to the election of directors, the advisory proposal on executive compensation, and the proposal to ratify the selection of Ernst & Young LLP:
•
If you abstain from voting on a nominee or a proposal, your shares will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the shares present and entitled to vote on the nominee or the proposal and, accordingly, will have the same effect as a vote against the nominee or proposal.

•
If you do not vote (or a broker non-vote occurs) on a nominee or a proposal, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the nominee is elected or the proposal is approved.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.
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How can I vote on each of the proposals?
With respect to the first proposal, you may vote FOR or AGAINST each nominee, or you may indicate that you wish to ABSTAIN from voting on one or more nominees. With respect to each of the second and third proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.
If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (1) FOR election of the nominees named under the caption “Proposal No. 1 – Election of Directors;” (2) FOR advisory approval of executive compensation; (3) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2025; and (4) in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the annual meeting.
How does the director resignation policy work?
Pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who fails to receive the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote at the meeting shall, promptly following certification of the shareholder vote, offer his or her resignation to our Governance and Nominating Committee. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection by our Board of Directors following its receipt of the recommendation of our Governance and Nominating Committee. We will promptly disclose to the public each such resignation offer and decision by our Board.
Who will count the proxy votes?
All votes will be tabulated by Broadridge Financial Services as the inspector of election for the meeting. Such firm will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Donald J. Zurbay or Les B. Korsh, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our Board of Directors.
Who is paying for this proxy solicitation?
We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.
81 2024 Proxy Statement

Annual Report to Shareholders
The Notice Regarding the Availability of Proxy Materials will contain instructions as to how you can access our annual report to shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended April 27, 2024, over the Internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K. No part of our annual report to shareholders is incorporated herein and no part of our annual report to shareholders is to be considered proxy soliciting material.
We will furnish to each person whose proxy is being solicited, upon written request of such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to our furnishing of such exhibit(s). Written requests for copies of such exhibit(s) should be sent to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations. Another means to obtain exhibits is to send a written request via email to investor.relations@pattersoncompanies.com.
Householding of Proxy Materials
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials, including the Notice Regarding the Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials, including the Notice Regarding the Availability of Proxy Materials, addressed to those shareholders, unless the affected shareholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are Patterson shareholders will be “householding” our proxy materials, including the Notice Regarding the Availability of Proxy Materials. A single Notice Regarding the Availability of Proxy Materials and, if applicable, a single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials and, if applicable, a separate set of proxy materials, please notify your broker or us. Direct your written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations, or send a written request via email to investor.relations@pattersoncompanies.com, or call Investor Relations at (651) 686-1364. Shareholders who currently receive multiple copies of the proxy materials, including the Notice Regarding the Availability of Proxy Materials, at their addresses and would like to request “householding” of their communications should contact their brokers.
82 2024 Proxy Statement

Shareholder Proposals for the 2025 Annual Meeting
If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2025 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Chief Legal Officer and Corporate Secretary, no later than April 4, 2025. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8 under the Exchange Act, for shareholder proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for consideration at the 2025 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at our executive offices by June 18, 2025. In addition, the proxy solicited by our Board of Directors for the 2025 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to June 18, 2025. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Chief Legal Officer and Corporate Secretary.
For information regarding the submission of nominees for inclusion in the proxy materials for the 2025 annual meeting of shareholders, please see Director Nomination Process above. In addition to satisfying those requirements, if a shareholder intends to comply with the Securities and Exchange Commission’s universal proxy rules and to solicit proxies in support of director nominees other than our company’s nominees, the shareholder also must provide the information required by Exchange Act Rule 14a-19, which must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2025 annual meeting of shareholders, no later than July 18, 2025).
Other Matters
Our Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.
BY ORDER OF THE BOARD OF DIRECTORS

Donald J. Zurbay
President and Chief Executive Officer
St. Paul, Minnesota
August 2, 2024
83 2024 Proxy Statement

Annex A: Reconciliation of GAAP to Non-GAAP Measures
FINANCIAL SUMMARY
	Fiscal year ended
(Dollars in thousands, except per share amounts)	April 27, 2024	April 29, 2023	April 30, 2022
Net sales	$6,568,272	$6,471,471	$6,499,405
Gross profit	1,380,242	1,372,945	1,289,087
Operating income	252,924	275,971	157,002
Net income attributable to Patterson Companies, Inc.	185,931	207,557	203,210
Diluted earnings per share attributable to Patterson Companies, Inc.	$1.98	$2.12	$2.06
Cash and cash equivalents	$114,462	$159,669	$142,014
Working capital	446,213	697,804	663,353
Total assets	2,896,732	2,879,146	2,741,630
Total long-term debt	328,911	451,231	488,554
Stockholders’ equity	1,001,732	1,118,535	1,042,635
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
The following reconciliation of GAAP to non-GAAP measures table is provided to adjust reported GAAP measures, namely operating income and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges, gains on investments and an interest rate swap along with any related tax effects of these items. Management believes that these non-GAAP measures may provide a helpful representation of the company’s performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
	Fiscal year ended
(Dollars in thousands, except per share amounts)	April 27, 2024	April 29, 2023	April 30, 2022
Operating income – GAAP	$252,924	$275,971	$157,002
Deal amortization	38,539	37,932	37,812
Integration and business restructuring expenses	–	–	4,245
Legal reserves	–	–	36,000
Inventory donation charges	–	–	49,194
Gains on investments	–	–	–
Interest rate swap	12,447	9,968	–
Adjusted operating income – non-GAAP	$303,910	$323,871	$284,253
Diluted earnings per share attributable to Patterson Companies, Inc. – GAAP	$1.98	$2.12	$2.06
Deal amortization	0.31	0.29	0.29
Integration and business restructuring expenses	–	–	0.03
Legal reserves	–	–	0.28
Inventory donation charges	–	–	0.37
Gains on investments	–	–	(0.77)
Interest rate swap	–	–	–
Adjusted earnings per share – non-GAAP*	$2.30	$2.42	$2.27
Operating income as a % of sales – GAAP	3.9%	4.3%	2.4%
Adjusted operating income as a % of sales – non-GAAP	4.6%	5.0%	4.4%
*	May not sum due to rounding and difference in weighted average shares used to calculate diluted earnings per share.
FREE CASH FLOW
	Fiscal year ended
(Dollars in thousands)	April 27, 2024	April 29, 2023	April 30, 2022
Net cash used in operating activities	$(789,378)	$(754,852)	$(980,994)
Additions to property and equipment and software	(67,626)	(64,220)	(38,308)
Collection of deferred purchase price receivables	1,628,277	998,912	1,213,497
Free cash flow	$171,273	$179,840	$194,195
A-1

PATTERSON COMPANIES, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 15, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 11, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PDCO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 15, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 11, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52023-P14247 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATTERSON COMPANIES, INC.

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1, "FOR" Item 2, and "FOR" Item 3.

Nominees:	**For**	**Against**	**Abstain**
1a. John D. Buck	☐	☐	☐
1b. Meenu Agarwal	☐	☐	☐
1c. Alex N. Blanco	☐	☐	☐
1d. Jody H. Feragen	☐	☐	☐
1e. Robert C. Frenzel	☐	☐	☐
1f. Philip G.J. McKoy	☐	☐	☐
1g. Neil A. Schrimsher	☐	☐	☐
1h. Pamela J. Tomczik	☐	☐	☐
1i. Donald J. Zurbay	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Including Form 10-K are available at www.proxyvote.com.

V52024-P14247

PATTERSON COMPANIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Monday, September 16, 2024
4:30 p.m. Central Daylight Saving Time

www.virtualshareholdermeeting.com/PDCO2024

Patterson Companies, Inc.
1031 Mendota Heights Road **Proxy**
St. Paul, Minnesota 55120

This proxy is solicited by the Board of Directors for use at the virtual annual meeting to be held at 4:30 p.m., Central Daylight Saving Time, on Monday, September 16, 2024, at www.virtualshareholdermeeting.com/PDCO2024 and at any adjournments or postponements thereof.

The shares of stock will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Donald J. Zurbay and Les B. Korsh, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or at any adjournment or postponement thereof.

See reverse for voting instructions.